Exhibit 4.30

AGREEMENT AND PLAN OF MERGER

DATED AS OF JULY 6, 2006

AMONG

AUDIOCODES LTD,

AUDIOCODES, INC.,

VIOLET ACQUISITION CORP.,

NETRAKE CORPORATION

AND

WILL KOHLER, AS SELLERS’ REPRESENTATIVE

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EXHIBITS:

EXHIBIT A	FORM OF ESCROW AGREEMENT
EXHIBIT B	FORM OF OPINION OF HAYNES AND BOONE LLP
EXHIBIT C	STOCKHOLDER BRIDGE NOTE RELEASE
EXHIBIT D	FORM OF STOCKHOLDER WRITTEN CONSENT

SCHEDULE:

DISCLOSURE SCHEDULE
SCHEDULE 6.4

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INDEX OF DEFINED TERMS

Accounting Firm	4	Leased Property	13
Actual Value	5	Legal Proceeding	16
Additional Amount	4	Legal Restraints	35
Additional Amount Statement	4	Lien	10
Agreement	1	Low Value	5
Appraisal Shares	6	Material Contract	13
Appraisal Statute	6	Merger	1
Audiocodes	1	Merger Consideration	3
Bridge Note Holder	4	Merger Sub	1
Certificate of Merger	1	Most Recent Balance Sheet	11
CFIUS	34	Most Recent Balance Sheet Date	11
Closing	1	Netrake Special Litigation Escrow Fund	38
Closing Date	1	Objection Notice	4
COBRA	21	Ordinary Course of Business	11
Code	17	Outside Date	42
Common Stock	8	Parent	1
Company	1	Parent Indemnified Party	37
Company Indemnified Parties	32	Party	34
Company Personnel	11	Pension Plan	19
Company Stock Plans	3	Permits	10
Confidentiality Agreement	30	Pre-Closing Tax Return	30
COSO	11	Preferred Stock	8
Customers	25	Remaining Bridge Notes	27
Delaware Secretary of State	1	Required Disclosure	34
DGCL	1	Sarbanes-Oxley	11
Disclosure Statement	32	Securities Act	30
Effective Time	2	Seller Indemnified Party	38
ERISA	19	Seller Indemnity Threshold	38
ERISA Affiliate	21	Sellers' Representative	51
Escrow Agent	1	Series A Preferred	8
Escrow Agreement	2	Series B Preferred	8
Escrow Fund	37	Series C Preferred	8
Exchange Act	30	Series D Preferred	8
Exon-Florio Act	10	Series D-1 Preferred	8
Financial Statements	11	Stockholder Approval	7
Foreign Antitrust Laws	10	Suppliers	25
GAAP	11	Surviving Corporation	1
High Value	5	Third Party Contributor	40
Interim Financial Statements	32	Voting Company Debt	8
Judgment	10	Written Consent	42
Law	10

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AGREEMENT AND PLAN OF MERGER dated as of July 6, 2006 (this “Agreement”), among AUDIOCODES LTD., a company organized under the laws of the State of Israel (“Audiocodes”) , Audiocodes Inc., a Delaware Corporation (“Parent”), VIOLET ACQUISITION CORP., a Delaware corporation (“Merger Sub”), NETRAKE CORPORATION, a Delaware corporation (the “Company”) and WILL KOHLER, as Sellers’ Representative.

INTRODUCTION

        The Boards of Directors of each of the Company, Audiocodes, Parent and Merger Sub have approved the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement, and such Boards of Directors have approved in all respects this Agreement and the transactions contemplated hereby and the other Transaction Agreements. As a result of the Merger, each issued and outstanding share of capital stock of the Company will be converted as provided in this Agreement.

        In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1
THE MERGER

        Section 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

        Section 1.2. Closing. The closing of the Merger (the “Closing”) shall be held at the offices of Covington & Burling, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., New York time, on the date as soon as practicable, and in any event not later than two (2) Business Days, following satisfaction of all conditions and taking of all other actions (other than those that by their terms are to be satisfied or taken at the Closing) set forth in Article 7 (or, to the extent permitted by Law, waived by the Parties entitled to the benefits thereof), or on such other date, and at such other time or place, as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

        Section 1.3. Actions at the Closing. At the Closing (a) the Parties shall cause a certificate of merger in customary form acceptable to the Parent and the Company and executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”) and other required documents to be filed in the office of the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), and Parent, Merger Sub and the Company shall make all other filings or recordings required under the DGCL and applicable Law to give effect to the Merger and the other transactions contemplated hereby, (b) Parent shall deposit or cause to be deposited the Escrowed Cash (as defined in the Escrow Agreement) with U.S. Bank Trust National Association, in its capacity as escrow agent (the “Escrow Agent”) under the Escrow Agreement to be entered into on or prior to the Closing Date by Parent, the Sellers’ Representative and the Escrow Agent in substantially the form attached hereto as Exhibit A (the “Escrow Agreement”), to be administered in accordance with the Escrow Agreement, (c) Parent shall deposit or cause to be deposited the Special Escrowed Cash (as defined in the Escrow Agreement) with U.S. Bank Trust National Association, in its capacity as the Escrow Agent under the Escrow Agreement, to be administered in accordance with the Escrow Agreement and (d) Parent shall pay the balance of the Merger Consideration payable in connection with the Merger as set forth in Section 2.3 hereof.

        Section 1.4. Effective Time. The Merger shall become effective at such time (the “Effective Time”) as the Certificate of Merger is duly filed with the Delaware Secretary of State or at such later time as Parent and the Company shall agree and specify in the Certificate of Merger.

        Section 1.5. Effects of the Merger.  The Merger shall have the effects set forth in Section 259 of the DGCL.

        Section 1.6. Certificate of Incorporation and By-laws. Subject to the provisions of Section 5.10, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated, as of the Effective Time, so as to read the same as the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company and any references therein to the incorporator and the initial directors shall be deleted, and, as so amended, such Amended and Restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law. Subject to the provisions of Section 5.10, the By-laws of Merger Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until amended, except that the name of the corporation set forth therein shall be changed to the name of the Company.

        Section 1.7. Directors and Officers of Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE 2
EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES

        Section 2.1. Cancellation of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Capital Stock of the Company or any shares of Capital Stock of Merger Sub:

        (a) Capital Stock of Merger Sub. Each issued and outstanding share of Capital Stock of Merger Sub shall be converted into and shall become one fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

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        (b) Cancellation of Treasury Stock. Each share, if any, of Capital Stock of the Company that is held by the Company as treasury stock or owned by the Company shall no longer be outstanding and shall be automatically cancelled and retired and shall cease to exist and no consideration shall be delivered or deliverable in exchange therefor.

        (c) Cancellation of Capital Stock. At the Effective Time, all shares of Capital Stock of the Company shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented any such shares shall cease to have any rights with respect thereto.

        Section 2.2. Options and Warrants.

        (a) At the Effective Time, each Option and Warrant outstanding as of the Effective Time, shall terminate, without any consideration therefor and without any further action on the part of the Company.

        (b) The Company agrees that the Board of Directors of the Company (or, if appropriate, any committee administering any stock option plan or other stock or equity-related plan of the Company (the “Company Stock Plans”) shall adopt such resolutions or take such other actions (including obtaining any required consents but not including the payment of any cash or non-cash consideration) as may be required to terminate all Company Stock Plans at the Effective Time.

        Section 2.3. Payment of Merger Consideration. Subject to Schedule 6.4, the consideration payable in connection with the Merger shall be $10,000,000 plus, if payable in accordance with Section 2.4 of this Agreement, the Additional Amount (together, such amounts are referred to as the “Merger Consideration”). The $10,000,000 shall be payable by the Parent at the Closing as follows:

        (a) an amount equal to $250,000 shall be paid on behalf of the Company to Paul Bowen, in full satisfaction of any finder's fee due to Paul Bowen by the Company in connection with the consummation of the Merger;

        (b) all unpaid legal fees and expenses of Haynes and Boone, LLP shall be paid on behalf of the Company;

        (c) all unpaid legal fees and expenses of Goodwin Procter LLP as counsel to the certain of the Company's investors in connection with the Merger shall be paid on behalf of the Company;

        (d) any amount in excess of $25,000 payable with respect to the cost of the insurance referred to in Section 5.10(b) hereof shall be paid on behalf of the Company to Traveler's Insurance Company in payment of the premium on the insurance policy referred to in such section;

        (e) the Escrowed Cash and the Special Escrowed Cash shall be delivered to the Escrow Agent in accordance with Section 1.3;

        (f) the balance of the Merger Consideration shall be paid as follows:

(i) Ten percent (10%) of the balance shall be paid to the Company for distribution in accordance with the Change of Control Bonus Plan; and

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    (ii)        Ninety percent (90%) of the balance shall be paid on behalf of the Company to the holders of the Stockholder Bridge Notes (each, a "Bridge Note Holder" and, together, the "Bridge Note Holders"), on a pro rata basis in accordance with their respective Stockholder Bridge Note Percentages.

        Section 2.4. Payment of Additional Amount.

        (a) Subject to this Section 2.4, the $10,000,000 payable in accordance with Section 2.3 of this Agreement shall be subject to an increase in the aggregate amount of $1,000,000 (the "Additional Amount") if, as of the Closing Date, the Company has Deferred Revenue and Bookings in an aggregate amount of at least $2,000,000.

        (b) On the Closing Date, the Company shall (i) deliver a statement (the "Additional Amount Statement") setting forth the Company's reasonable estimate of the Deferred Revenue and Bookings through and including the Closing Date, including (x) customer name, (y) order or invoice number, as applicable, and (z) dollar amount (in U.S. dollars) and (ii) deliver or cause to be delivered the Additional Amount Statement, to Parent.

        (c) If Parent objects to the calculations set forth in the Additional Amount Statement, then, in no event more than thirty (30) days after the delivery to Parent of the Additional Amount Statement, the Parent shall deliver to the Sellers' Representative a written notice (the "Objection Notice"), describing in reasonable detail Parent's objections to the Additional Amount Statement and setting forth the calculation determined by Parent to be correct and indicating with reasonable specificity the sources of information on which such calculations are based. In the event Parent fails to deliver the Objection Notice to the Sellers' Representative during such 30-day period, the Company's calculation of the Deferred Revenue and Bookings, as set forth in the Additional Amount Statement, shall be final and binding on Parent, the Sellers' Representative and the other parties hereto. If Parent gives the Objection Notice to the Sellers' Representative within such 30-day period, Parent and the Sellers' Representative will use commercially reasonable efforts to resolve the dispute during the 45-day period commencing on the date the Sellers' Representative receives the Objection Notice from Parent. During such 45-day period, Parent shall provide to the Sellers' Representative and its Representatives, during normal business hours, reasonable access to the Company's books, records, work papers and other information relating to the Deferred Revenue and Bookings, and to Parent's and the Company's accountants and other personnel involved in or otherwise relevant to the calculation of Deferred Revenue and Bookings. If Parent and the Sellers' Representative do not obtain a final resolution within such 45-day period, then the items in dispute shall be submitted immediately to a nationally-recognized, independent accounting firm reasonably acceptable to and unaffiliated with Parent and the Sellers' Representative (the "Accounting Firm"); provided, that the fact that the Accounting Firm may serve as independent auditor of a portfolio company of the Sellers' Representative shall not, by itself, prevent the Accounting Firm from being deemed unaffiliated with the Sellers' Representative. The Accounting Firm shall be required to render a determination of the applicable dispute within forty-five (45) days after referral of the matter to the Accounting Firm, which determination must be in writing and must set forth, in reasonable detail, the basis therefor. The determination of the Accounting Firm shall be final and binding upon Parent, the Sellers' Representative and the other parties hereto, judgment may be entered upon such determination in any court having jurisdiction thereof, and Parent, Sellers' Representative and the other parties hereto agree that no appeals shall be taken therefrom except as set forth in 9 U.S.C. §. 10.

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        (d) In the event Parent and the Sellers' Representative submit any unresolved objections to an Accounting Firm for resolution as provided in Section 2.4(c), the responsibility for the fees and expenses of the Accounting Firm shall be as follows:

     (i)        if such Accounting Firm resolves all of the remaining objections in favor of Parent's position (the calculation so determined is referred to herein as the "Low Value"), then all of the fees and expenses of the Accounting Firm shall be paid by the Sellers' Representative;

    (ii)        if the Accounting Firm resolves all of the remaining objections in favor of the Sellers' Representative's position (the calculation so determined is referred to herein as the "High Value"), then all of the fees and expenses of the Accounting Firm shall be paid by the Company; and

    (iii)        if such Accounting Firm neither resolves all of the remaining objections in favor of Parent's position nor resolves all of the remaining objections in favor of the Sellers' Representative's position (the calculation so determined is referred to herein as the "Actual Value"), then that fraction of the fees and expenses of the Accounting Firm equal to (x) the difference between the High Value and the Actual Value over (y) the difference between the High Value and the Low Value shall be paid by the Sellers' Representative, and the Company will be responsible for the remainder of the fees and expenses of the Accounting Firm.

        (e) Within thirty (30) days following the Closing Date or within five (5) days of a resolution of the calculation in accordance with Section 2.4(c), the Seller's Representative shall deliver a written notice to Parent stating what portion of the Additional Amount constitutes Net Acquisition Proceeds as defined in the Change of Control Bonus Plan, and Parent shall deliver the Additional Amount as follows in full satisfaction of its obligation under this Section 2.4:

    (i)        Ten percent (10%) of such Net Acquisition Proceeds shall be paid by the Company to the Persons who were Participants in the Change of Control Bonus Plan, as defined in the Change of Control Bonus Plan, on the Closing Date as a distribution in accordance with the Change of Control Bonus Plan; and

(ii) The balance shall be paid to the Sellers' Representative.

        Section 2.5. Indemnified Litigation. Any and all (i) judgments, settlement amounts, arbitration awards or other amounts actually paid to the Company and not subject to any further claim for recovery or reimbursement and (ii) insurance proceeds received as reimbursement for judgments, settlement amounts, arbitration awards or other amounts or costs and expenses paid and not subject to any further claim for recovery or reimbursement and which are not required to be paid into the Base Escrow Fund or the Netrake Special Litigation Escrow Fund pursuant to Section 8.3(e) hereof, in each case as a result of or in connection with the Indemnified Litigation, shall be divided equally between the Parent and the Sellers’Representative, with fifty percent (50%) of such sums delivered to Parent and the remaining fifty percent (50%) of such sums delivered to the Sellers’ Representative; provided, however, that once the Parent has received under this Section 2.5 an amount equal to the Litigation Expense Amount, all sums distributed under this Section 2.5 in excess of such amount shall be delivered to the Sellers’ Representative. Any amounts paid or delivered to the Sellers’ Representative under this Section 2.5 shall be deemed to be Merger Consideration.

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        Section 2.6. Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of the Company’s Capital Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL (the “Appraisal Statute”) shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the Appraisal Statute. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of the Appraisal Statute. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Statute, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by the Appraisal Statute, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under the Appraisal Statute shall cease and such Appraisal Shares shall be deemed to have been canceled at the Effective Time. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of the Company’s Capital Stock, withdrawals of such demands and any other related instruments served pursuant to the DGCL and received by the Company, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands pursuant to Article 8 hereof. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, nor shall the Company agree to or commit to making any such payment or settlement or admit to any liability with respect to such matters.

        Section 2.7. No Further Ownership Rights. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Capital Stock of the Company that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Capital Stock of the Company are presented to the Surviving Corporation or the exchange agent for any reason, they shall be canceled as provided in this Article 2.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company makes the representations and warranties set forth in this Article 3 to Audiocodes, Parent and Merger Sub as of the date of this Agreement and as of the Closing, subject to the exceptions set forth in the attached Disclosure Schedule. Each exception set forth in the Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section of this Agreement and shall be deemed to qualify the particular section or sections of Article 3 specified for such item and any other section of Article 3 to the extent it is clear from a reasonable reading of such exception that such exception is applicable to such other section.

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        Section 3.1. Organization and Standing. The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction or organization, (ii) has all requisite corporate power and authority to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, which jurisdictions are listed in Section 3.1 of the Disclosure Schedule. The Company has delivered to Parent complete and correct copies of its Constitutive Documents, as amended.

        Section 3.2. Subsidiaries. The Company does not have, and has not, since its formation, had any Subsidiaries and does not own or control, directly or indirectly through any Subsidiary, any membership interest, partnership interest, joint venture interest, other equity interest or any other Capital Stock in any Person.

        Section 3.3. Power and Authority; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the receipt of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

        Section 3.4. Authorization.

        (a) The Board of Directors of the Company, at a meeting duly called and held at which all directors were present, or by written consent in lieu thereof, duly and unanimously adopted resolutions (i) approving and declaring advisable the Merger, this Agreement and the other Transaction Agreements and the other transactions contemplated hereby and thereby (ii) determining that the Merger Consideration and the other terms of this Agreement are fair to and in the best interest of the Company and the stockholders of the Company, (iii) authorizing the Company to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions set forth in this Agreement, (iv) directing that the Merger and this Agreement be submitted to the stockholders of the Company for approval and adoption of the Merger and this Agreement and (v) recommending that the Company’s stockholders adopt this Agreement. No state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to the Merger, this Agreement or any other Transaction Agreement or any other transaction contemplated hereby or thereby.

        (b) The only votes of holders of any class or series of Capital Stock of the Company, which may be taken by written consent, necessary to approve, adopt and effect the Merger, this Agreement, the other Transaction Agreements and the other transactions contemplated hereby are the affirmative votes to adopt this Agreement of holders of (i) a majority of the outstanding shares of Capital Stock of the Company, voting together as a single class and on an as-converted to Common Stock basis and (ii) 66 2/3% of the outstanding shares of the the Series C Preferred, the Series D Preferred and the Series D-1 Preferred, voting together as a single class (collectively, the “Stockholder Approval”).

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        Section 3.5. Capitalization.

        (a) The authorized capital stock of the Company consists of 1,119,153,822 shares of common stock, par value $0.001 per share (the “Common Stock”) and 930,376,328 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which 10,215,131 shares are designated as Series A Preferred Stock (the “Series A Preferred”), 86,000,037 are designated as Series B Preferred Stock (the “Series B Preferred”), 231,878,724 are designated as Series C Preferred Stock (the “Series C Preferred”), 442,282,436 are designated as Series D Preferred Stock (the “Series D Preferred”) and 160,000,000 are designated as Series D-1 Preferred Stock (the “Series D-1 Preferred” and, together with the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, the “Preferred Stock”). At the close of business on the date hereof: (i) 13,901,823 shares of Common Stock, 10,215,131 shares of Series A Preferred, 83,313,605 shares of Series B Preferred, 226,092,199 shares of Series C Preferred, 439,890,531 shares of Series D Preferred and 158,910,455 shares of Series D-1 Preferred were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) an aggregate of 181,819,455 shares of Common Stock of the Company are reserved for issuance under the Company’s 2000 Omnibus Securities Plan, of which 6,953,784 shares have been issued and are currently outstanding, 131,980,852 shares are issuable upon the exercise of outstanding options and 42,884,819 shares are available for future issuance, subject, in each case, to certain adjustment provisions applicable thereto, (iv) 2,686,432 shares of Series B Preferred were subject to outstanding Warrants, (v) 5,786,525 shares of Series C Preferred were subject to outstanding Warrants, (vi) 2,391,905 shares of Series D Preferred were subject to outstanding Warrants, (vii) 549,863 shares of Series D-1 Preferred were subject to outstanding Warrants, (v) 10,215,131 shares of Common Stock were reserved for issuance in connection with the conversion of the Series A Preferred, (vi) 86,000,037 shares of Common Stock were reserved for issuance in connection with the conversion of the Series B Preferred, (vii) 231,878,724 shares of Common Stock were reserved for issuance in connection with the conversion of the Series C Preferred, (viii) 442,282,436 shares of Common Stock were reserved for issuance in connection with the conversion of the Series D Preferred, (ix) 160,000,000 shares of Common Stock were reserved for issuance in connection with the conversion of the Series D-1 Preferred and (x) 60,000 shares of Common Stock were reserved for issuance upon exercise of options held by the Community Foundation of Texas. Except as set forth above, at the close of business on the date hereof, no shares of Capital Stock of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Capital Stock of the Company are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or other Law, the Company’s Constitutive Documents or any Contract to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other Indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Capital Stock of the Company may vote (“Voting Company Debt”). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company is a party or by which it is bound (i) obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Capital Stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any Capital Stock of or other equity interest in, the Company Voting Company Debt, (ii) obligating the Company to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Capital Stock of the Company. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company. Since inception, the Company has not declared or paid any dividends or distributions on any of the Capital Stock of the Company.

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        (b) Section 3.5(b) of the Disclosure Schedule sets forth a complete and accurate list of the holders of Capital Stock of the Company as of the date hereof, showing the number of shares of such Capital Stock, and the class or series of such shares, held by each such stockholder and, with respect to shares other than Common Stock, the number of shares of Common Stock (if any) into which such shares are convertible. There has been no adjustment to the conversion price for the Preferred Stock. All of the issued and outstanding shares of Capital Stock of the Company have been offered, issued and sold by the Company in compliance with all applicable federal and state securities Laws.

        (c) Section 3.5(c) of the Disclosure Schedule sets forth a complete and accurate list of all Company Stock Plans. Section 3.5(c) of the Disclosure Schedule sets forth a complete and accurate list of (i) all holders of outstanding Options as of the date hereof, indicating, with respect to each Option, the Company Stock Plan under which it was granted, the number of shares of Common Stock subject to such Option, the exercise price and the date of grant; and (ii) all holders of outstanding Warrants, indicating, with respect to each Warrant, the Contract or other document under which it was granted, the number of shares of Capital Stock of the Company, and the class or series of such shares, subject to such Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has delivered to Parent complete and accurate copies of all Company Stock Plans and all Contracts evidencing Options and Warrants. No Option is exercisable for any class or series of Capital Stock of the Company other than Common Stock.

        (d) Except as set forth in Section 3.5(d) of the Disclosure Schedule, there is no Contract between the Company and any holder of its securities, or, to the Company’s Knowledge, among any holders of its securities, relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act of 1933 or voting, of any Capital Stock of the Company. The transfer restrictions (and any related purchase rights) in any such disclosed agreement or any other applicable agreement have been waived by the Company and the requisite majorities of the Preferred Stock and Common Stock required to approve such waivers in connection with the Merger, this Agreement and the other transactions contemplated hereby and thereby and true and complete copies of such waivers have been provided to Parent.

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        Section 3.6. Noncontravention.

        (a) The execution and delivery by the Company of this Agreement, the other Transaction Agreements, the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof do not and will not conflict with, or result in any violation or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien, pledge, claim, charge, mortgage, encumbrance or other security interest of any kind, whether arising by Contract or by operation of Law (a “Lien”), in or upon any of the properties or assets of the Company under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of the Company, (ii) any Material Contract or (iii) subject to the governmental filings and other matters referred to in Section 3.6(b)(i) and (ii), to the Knowledge of the Company, any constitution, act, statute, law (including common law), ordinance, treaty, rule or regulation of any Governmental Entity (a “Law”) or (iv) any judgment, order or decree (a “Judgment”) known to the Company, in each case applicable to the Company or its properties or assets, except in the case of clauses (ii), (iii) and (iv) where such conflict, violation, default or other result does not have a Material Adverse Effect on the Company.

        (b) No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement, the other Transaction Agreements, the consummation by the Company of the Merger and the other transactions contemplated hereby or thereby or the compliance by the Company with the provisions hereof and thereof, except for (i) filings required under, and compliance with other applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, “Foreign Antitrust Laws”), (ii) filings pursuant to, and compliance with other applicable requirements of Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 (the “Exon-Florio Act”), (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate would not cause a Material Adverse Effect.

        Section 3.7. Compliance with Laws. The Company is, and since its inception, has been, in material compliance with all applicable Judgments and all material applicable Laws. Since its inception, the Company has not received a notice or other communication alleging a violation by the Company of any applicable Law or Judgment applicable to its businesses or operations.

        Section 3.8. Permits. Except as set forth in Section 3.8 of the Disclosure Schedule, the Company validly holds and has in full force and effect all material federal, state or local, domestic or foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, registrations, franchises, licenses or rights (“Permits”) necessary for it to own, lease or operate its properties and assets and to carry on its businesses as now conducted, and there has occurred no material violation of, or default (with or without notice or lapse of time or both) under, or event giving to any other Person any right of termination, amendment or cancellation of any such Permit. The Company has complied in all material respects with the terms and conditions of all Permits issued to or held by the Company, and such Permits will not be subject to suspension, modification, revocation or nonrenewal as a result of the consummation of the Merger, the execution and delivery of this Agreement or the other transactions contemplated hereby. No proceeding is pending or, to the Knowledge of the Company, threatened seeking the revocation or limitation of any Permit. Section 3.8 of the Disclosure Schedule lists each Permit issued or granted to or held by the Company. All of the Permits listed in Section 3.8 of the Disclosure Schedule are held in the name of the Company and no Permits are held in the name of any current or former director, officer, employee, independent contractor or consultant of the Company (“Company Personnel”) or agent or otherwise on behalf of the Company.

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        Section 3.9. Financial Statements.

        (a) The Company has delivered (A) the audited consolidated balance sheets of the Company as of December 31, 2005 and December 31, 2004, and the audited consolidated statements of income and cash flows of the Company for the years then ended, together with the notes to such financial statements and (B) the unaudited consolidated balance sheet (the “Most Recent Balance Sheet”) of the Company as of May 31, 2006 (the “Most Recent Balance Sheet Date”), and the unaudited consolidated statements of income and cash flows of the Company for the five months then ended (the financial statements described in clauses (A) and (B) above, together with the financial statements to be delivered pursuant to Section 5.9 (after such financial statements are delivered), collectively, the “Financial Statements”). The Financial Statements (i) are consistent with the books and records of the Company, (ii) have been prepared in accordance with United States generally accepted accounting principles, consistently applied (“GAAP”), except that the Financial Statements described in clause (B) above do not include the notes required by GAAP and (iii) present fairly the consolidated financial condition, results of operations, stockholders’ equity and cash flows of the Company as of the respective dates thereof and for the periods referred to therein.

        (b) All accounts receivable of the Company, whether reflected on the Most Recent Balance Sheet or otherwise, are current and arose from valid transactions in the ordinary course of business in substantially the same manner as presently conducted and consistent with past practice (the “Ordinary Course of Business”) with unrelated third parties. The Company has not received any notice or other indication that any of the Company’s accounts receivable will not be collectible in full, net of any reserves shown on the Most Recent Balance Sheet.

        (c) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. By use of the term “reasonable assurance,” the Company means such level of detail and degree of assurance, taking into account the resources and developmental stage of the Company, as would satisfy prudent officials in the conduct of their own affairs. The Company is not a public company and is not subject to the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Accordingly, the Company makes no representation of whether it maintains the documentation, conducts the testing required, or performs the other activities that would be required in order to meet the requirements of Section 404 of Sarbanes-Oxley, the Foreign Corrupt Practices Act of 1977, or The Committee of Sponsoring Organizations of the Treadway Commission’s (“COSO”) Internal Control – Integrated Framework.

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        Section 3.10. Absence of Changes or Events. Except as otherwise disclosed on Section 3.10 of the Disclosure Schedule, since December 31, 2005, (a) the Company has conducted its business only in the Ordinary Course of Business, (b) there has occurred no Material Adverse Effect, or any change, circumstance, development, state of facts, event or effect that could reasonably be expected to result in a Material Adverse Effect and (c) the Company has not taken any of the actions that, if taken after the date of this Agreement and before the Closing Date, would constitute a breach of any of the covenants set forth in Section 5.1, other than (i) actions described in Section 5.1(l) and (ii) with respect to Section 5.1(j)(i), continued provision of employee benefits under, and to the same extent provided for in, Benefit Plans existing on December 31, 2005.

        Section 3.11. Undisclosed Liabilities. The Company has no liabilities (whether known, absolute, contingent, accrued or otherwise), except for such liabilities (a) reflected on the Most Recent Balance Sheet, (b) that are not, individually or in the aggregate, material and were incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date or (c) set forth on Section 3.11 of the Disclosure Schedule.

        Section 3.12. Assets other than Real Property.

        (a) The Company is the true and lawful owner or lessor and has good and valid title to, or a valid leasehold interest in, all material assets (tangible or intangible) reflected on the Most Recent Balance Sheet or thereafter acquired, except those sold or otherwise disposed of in the Ordinary Course of Business since the Most Recent Balance Sheet Date and not in violation of this Agreement, in each case free and clear of all Liens (other than Permitted Liens).

        (b) The Company owns or leases all material tangible assets sufficient for the conduct of its businesses as presently conducted and as presently proposed to be conducted. The tangible assets of the Company are free from material defects, have been maintained in accordance with the past practice of the Company and generally accepted industry practice, are in good working order and are suitable for the purposes for which they are presently used. All material leased personal property of the Company is in good working order, ordinary wear and tear excepted, and is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

        (c) This Section 3.12 does not relate to real property or interests in real property, such items being the subject of Section 3.13, or to Intellectual Property or interests in Intellectual Property, such items being the subject of Section 3.15.

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        Section 3.13. Real Property. The Company does not own any real property or interests in real property. Section 3.13 of the Disclosure Schedule lists all real property and interests in real property leased by the Company (each, a “Leased Property”). The Company has delivered to Parent complete and accurate copies of all such leases, and any operating agreements relating thereto. With respect to each Leased Property, the Company has good and valid title to the leasehold estate relating thereto, free and clear of all Liens (other than Permitted Liens), leases, assignments and subleases and the Company enjoys peaceful and undisturbed possession thereunder.

        Section 3.14. Contracts.

        (a) Section 3.14(a) of the Disclosure Schedule lists each of the following Contracts which the Company is a party to or is bound by (each such Contract, whether or not set forth in such section of the Disclosure Schedule, a "Material Contract"):

(i) employment or consulting Contract, or any employee collective bargaining agreement or other Contract with any labor union or any Company Personnel;

    (ii)        Contract not to compete or otherwise restricting the Company or any other Affiliate in the development, manufacture, marketing, distribution or sale of any of its respective products or services or otherwise in its respective operations and business;

    (iii)        Contract containing any "non-solicitation" or "no-hire" provision that restricts the Company, not including, however, the Company's standard proprietary information and inventions assignment agreement entered into with its employees, to the extent that such agreement has been provided to Parent prior to the Closing;

(iv) Contract containing any provision that purports to restrict the operations or business of the Company;

    (v)        Contract with (A) any stockholder of the Company or any Affiliate (other than the Company) of the Company or of any stockholder, (B) any former holder of Capital Stock of the Company or any Affiliate (other than the Company) thereof or (C) any Company Personnel or any Affiliate (other than the Company) thereof, in each case, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

    (vi)        lease, sublease or similar Contract with any Person under which the Company is a lessor or sublessor of, or makes available for use to any Person (other than the Company), (A) any Leased Property or (B) any portion of any premises otherwise occupied by the Company;

    (vii)        lease or similar Contract with any Person under which (A) the Company is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any Person or (B) the Company is a lessor or sublessor of, or makes available for use by any Person, any tangible personal property owned or leased by the Company, in each case, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

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    (viii)        Contract (or substantially related Contracts) for the purchase or sale of products or the furnishing or receipt of services (A) calling for performance over a period of more than two years and requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000, (B) requiring or otherwise involving, or reasonably be expected to involve, payment by or to the Company of more than an aggregate of $25,000, (C) in which the Company has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory and requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000, (D) in which the Company has agreed to purchase a minimum quantity of goods or services which would exceed an aggregate of $25,000 or has agreed to purchase goods or services exclusively from a certain party or (E) with any of the Customers or Suppliers (each as defined herein);

    (ix)        Contract for the disposition of any material portion of the assets or business of the Company or any agreement for the acquisition, directly or indirectly, of a material portion of the assets or business of any other Person;

(x) Contract for any joint venture or partnership, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

    (xi)        Contract granting a third party, including but not limited to Affiliates of the Company, any license or other right to any Intellectual Property owned or licensed by the Company, or pursuant to which the Company has been granted by a third party any right or license to any Intellectual Property (excluding non-exclusive licenses for commercial off-the-shelf Software), or pursuant to which the Company obtained any option to purchase or obtain a license to, the Intellectual Property of any other Person, in each case, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

    (xii)        Contract (other than trade debt incurred in the Ordinary Course of Business) under which the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of Indebtedness to, any Person requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

    (xiii)        Contract (including so-called take-or-pay or keep-well agreements) under which (A) any Person has directly or indirectly guaranteed Indebtedness, liabilities or obligations of the Company or (B) the Company has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person (in each case other than endorsements for the purpose of collection in the Ordinary Course of Business), in each case, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

    (xiv)        Contract under which the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person, in each case, requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

(xv) Contract providing for any mortgage or other Lien;

(xvi) Contract providing for indemnification of any executive officer or director of the Company (other than the Constitutive Documents of the Company);

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(xvii) Contract requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of more than an aggregate of $25,000;

(xviii) Contract or other document involving the grant of a Warrant; and

(xix) Contract not entered into in the Ordinary Course of Business.

        (b) Each Material Contract is in full force and effect, and is legal, valid, binding and enforceable in accordance with its terms. True and complete copies of each Material Contract (and a written summary of the terms of any oral Material Contracts) have been delivered to Parent. There is no violation, breach or default under any Material Contract by the Company, to the Knowledge of the Company, by any other party thereto, and no event has occurred or condition exists that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, to the Knowledge of the Company, any other party thereto. No notice, waiver, consent or approval is required (or the lack of which would give rise to a right of termination, cancellation or acceleration of, or entitle any party to accelerate, whether after the giving of notice or lapse of time or both, any obligation under the Material Contracts) under or relating to any Material Contract in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or any of the other transactions contemplated hereby. Immediately following the Effective Time, each Material Contract will continue to be in full force and effect, and valid, binding and enforceable in accordance with its terms.

        Section 3.15. Intellectual Property.

        (a) The Company is the sole and exclusive owner of, or has the right to use, sell and license, as the case may be, all Intellectual Property used, sold or licensed by the Company in the business of the Company as presently conducted and as currently proposed to be conducted.

        (b) The products and operation of the business of the Company and the use of Intellectual Property and the tangible embodiment thereof owned by the Company, and its present and currently proposed business practices and methods, do not infringe, constitute an unauthorized use of, or violate any Intellectual Property right of any third party. The Intellectual Property owned by or licensed to the Company includes all of the Intellectual Property necessary to enable the Company to conduct its business in the manner in which such business has been and is currently being conducted, and as currently proposed to be conducted.

        (c) Except with respect to licenses of commercial off-the-shelf Software, and except pursuant to the licenses listed in Section 3.15(c) of the Disclosure Schedule, the Company is not obligated under any Contract to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Intellectual Property, with respect to the Company’s use thereof in connection with the conduct of its business.

        (d) Section 3.15(d) of the Disclosure Schedule sets forth a complete and correct list of all Patents, registered Marks, pending applications for registration of any Marks, unregistered Marks currently being used by the Company, registered Copyrights, and pending applications for registration of Copyrights, in each case, owned by the Company, including the jurisdictions in which such Patents, Marks and Copyrights have been issued or registered or in which such applications have been filed. The Company owns all rights, title and interests in and to all Intellectual Property listed on Schedule 3.15(d). All registration, renewal, maintenance and other applicable fees have been timely paid in connection with all issued, registered and applied for Intellectual Property owned by the Company, and all reasonable actions have been taken for the prosecution and protection of all issued, registered, applied for, and unregistered Intellectual Property owned or licensed by the Company.

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        (e) Except as disclosed in Section 3.15(e) of the Disclosure Schedule, the Company has not licensed any of its owned or licensed Intellectual Property to any Person, nor has the Company entered into any Contract limiting its ability to exploit fully any of its owned or licensed Intellectual Property.

        (f) No non-public, proprietary Intellectual Property owned or licensed by the Company has been authorized to be disclosed or, to the Knowledge of the Company,actually disclosed by the Company to any employee or third party other than pursuant to a non-disclosure agreement that protects the proprietary interests of the Company in and to such Intellectual Property. The Company has taken reasonable security measures to protect the confidentiality of confidential Intellectual Property owned or licensed by the Company.

        (g) Except as disclosed in Section 3.15(g) of the Disclosure Schedule, the Company is not the subject of any pending or, to the Knowledge of the Company, threatened action, suit, proceeding, claim, arbitration, mediation or investigation (a “Legal Proceeding”) which involvesa claim or notice of infringement of, unauthorized use of, or violation of any Intellectual Property of any third party or challenging the ownership, use, validity, priority, duration, scope or enforceability of any Intellectual Property owned or licensed by the Company, and has not received writtennotice of any such threatened claim, and, to the Knowledge of the Company, there are no facts or circumstances which are likely to form the basis for any claim of infringement of, unauthorized use of, or violation of any Intellectual Property of any third party or challenging the ownership, use, validity, priority, duration, scope or enforceability of any Intellectual Property owned or licensed by the Company. To the Knowledge of the Company, all material Intellectual Property owned or licensed by the Company is valid, enforceable and in full force and effect, and has not through action or failure to act lapsed, been abandoned or otherwise been forfeited, or is likely to be forfeited, in whole or in part.

        (h) To the Knowledge of the Company, no third party is infringing, violating, misusing or misappropriating any material Intellectual Property owned or licensed by the Company and no such claims have been made against a third party by the Company.

        (i) The Company has taken reasonable measures to protect the secrecy and/or confidentiality of all non-public and proprietary Intellectual Property owned or licensed by the Company, including requiring all Company employees or consultants with access to such Intellectual Property and all other Persons with access to such Intellectual Property, as necessary, to execute a binding confidentiality agreement. The Company has taken reasonable measures to protect the value of all Intellectual Property used in the conduct of the business of the Company, including requiring all Company employees to execute an agreement which includes provisions sufficient to ensure that the Company becomes the owner of any Intellectual Property created by such employees within the scope of his or her employment, or in the case of a Person other than an employee from the services such Person performs for the Company. Copies or forms of the agreement or agreements referred to in this clause (i) have been made available to Parent and, to the Knowledge of the Company, there has not been a material breach of any such agreement or agreements.

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        (j) None of the execution and delivery of this Agreement, the consummation of the Merger and the other transactions contemplated hereby nor the performance by the Company of its obligations hereunder shall materially adversely affect any rights of the Company or any of its Subsidiaries with respect to any of Company Intellectual Property, or the validity, enforceability, use, ownership, license rights, or duration of any such Intellectual Property Rights.

        Section 3.16. Litigation. Except as set forth in Section 3.16 of the Disclosure Schedule, there is no Legal Proceeding that is pending or, to the Knowledge of the Company, has been threatened against the Company. There are no Judgments outstanding against the Company. Since the Company’s inception, there has not been any Legal Proceeding in respect of the Company that (a) resulted in a Judgment against or settlement by the Company (whether or not such Judgment or settlement was paid, in whole or in part, by an insurer of the Company or other third party) or (b) resulted in any equitable relief. There is no Legal Proceeding pending by the Company, or which the Company intends to initiate, against any other Person.

        Section 3.17. Taxes.

        (a) All Tax Returns required to be filed by or on behalf of the Company, have been timely filed and all Taxes shown as due on such Tax Returns have been timely paid.

        (b) All Tax Returns filed by or on behalf of the Company are true and complete in all material respects. The charges, accruals and reserves for Taxes with respect to the Company reflected on the Most Recent Balance Sheet are materially adequate to cover all Tax liabilities payable or anticipated to be payable in respect of all periods or portions thereof ending on or before the date hereof. There are no Liens (other than Permitted Liens) for Taxes against the Company or the Company’s assets.

        (c) No property of the Company is “tax exempt use property” within the meaning of Section 168(h) of the Internal Revenue Code of 1986 (the “Code”) and the Company has no assets subject to a lease to a “tax exempt entity” within the meaning of Section 168(h)(2) of the Code.

        (d) Section 3.17(d) of the Disclosure Schedule (i) lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable years in which the statue of limitations (including extensions thereof) has not expired; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that currently are the subject of an audit. All deficiencies resulting from such completed examinations have been paid in full. The Company has delivered to Parent correct and complete copies of all income Tax Returns, examination reports, and statements of deficiency assessed against or agreed to by the Company for taxable years in which the statute of limitations (including extensions thereof) has not expired, with respect to Taxes of any type. To the Company’s Knowledge, except as provided in Section 3.17(d) of the Disclosure Schedule, there are no actions, suits, proceedings, audits, investigations, proposed adjustments or claims now proposed or pending against the Company concerning the Tax liability of the Company. No issue has been raised in any examination by any Governmental Entity with respect to the Company which, by application of similar principles, reasonably could be expected to result in a proposed deficiency or increase in Taxes for any other period not so examined.

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        (e) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax assessment or deficiency with respect to the Company, and the Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not yet been filed.

        (f) The Company has withheld and paid all Taxes required by Law to have been withheld and paid and has complied in all material respects with all rules and regulations relating to the withholding or remittance of Taxes (including, without limitation, employee-related Taxes).

        (g) The Company is not a party to any Contract that, individually or collectively, could give rise to any payment (whether in cash or property) that would be non-deductible pursuant to Sections 162(m) or 280G of the Code or similar provision of state, local or foreign Law.

        (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing Date as a result of any: (i) adjustment pursuant to Section 481 of the Code or similar provision of state, local or foreign Law associated with a change of accounting method that is effective on or before the date of this Agreement; (ii) closing agreement or other agreement with any Governmental Entity executed on or before the date of this Agreement; or (iii) installment sale or open transaction disposition made on or before the date of this Agreement.

        (i) Since the Company’s formation, the Company has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution qualifying for tax-free treatment under Section 355(a) of the Code.

        (j) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (k) To the Company’s Knowledge, no claim has ever been made by a Governmental Entity in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax in that jurisdiction.

        (l) The Company is not a party to any Tax allocation, indemnity or sharing Contract. The Company has no liability for Taxes of any Person (i) under Treasury Regulation Section 1.1502-6 or similar provision of state, local or foreign Law, (ii) as transferee or successor, (iii) by Contract, or (iv) otherwise. The Company has never been a member of any affiliated, combined, consolidated or unitary group (other than a group the common parent of which was the Company) and has never filed Tax Returns as a member of such group.

        (m) The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

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        Section 3.18. Insurance. The insurance policies owned and maintained by the Company and the coverage amounts thereunder are listed in Section 3.18 of the Disclosure Schedule. All such policies are in full force and effect, all premiums due and payable thereon have been paid, the Company shall not be liable for retroactive premiums or similar payments related thereto, and the Company is in compliance in all material respects with the terms of such policies. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company. There is no claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. To the Knowledge of the Company, there has been no notice of cancellation or termination (or any other threatened termination) of, or premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Effective Time in accordance with the terms thereof as in effect as of the date hereof.

        Section 3.19. Benefit Plans.

        (a) Section 3.19(a) of the Disclosure Schedule contains a list and brief description of all Benefit Plans. The Company has delivered to Parent true and complete copies of (i) each Benefit Plan (including amendments since the most recent restatement) or, in the case of any unwritten Benefit Plans Contracts, written descriptions thereof, (ii) the annual report (Form 5500) filed with the IRS or the Department of Labor with respect to each Benefit Plan (if any such report was required) for each plan year since the Company’s formation, (iii) the most recent determination letter issued to each “employee pension benefit plan”, as defined in Section 3(2) of ERISA (a “Pension Plan”), that is intended to be qualified under Section 401(a) of the Code and any pending applications for a determination letter for such plans, (iv) the most recent summary plan description (and any summary of material modifications since the most recent summary plan description) for each Benefit Plan for which such a summary plan description is required and any summaries or other communications distributed to participants for each Benefit Plan whether or not required to provide a summary plan description, (v) all personnel, payroll, and employment manuals and policies, (vi) each trust agreement, recordkeeping or other third-party agreement and group annuity Contract currently in effect relating to any Benefit Plan, (vii) for any Pension Plan described in Section 401(a) of the Code, copies of confirmations that such Pension Plan satisfied applicable nondiscrimination tests in each plan year since such Pension Plan’s original effective date, (viii) all notices that were given by the Company or any Benefit Plan to the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, or any other Governmental Entity relating to a Benefit Plan, and (ix) all notices that were given by the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, or any other Governmental Entity to the Company relating to any Benefit Plan.

        (b) Each Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable Law (including but not limited to Laws specifically mentioned in this Section 3.19). The Company and all the Benefit Plans are in all material respects in compliance with the applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Code, and other applicable Laws. All reports, returns and similar documents with respect to the Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant, beneficiary, or alternate payee have been duly and timely filed or distributed. There are no lawsuits, actions, termination proceedings or other proceedings pending, or, to the Knowledge of the Company, threatened against or involving any Benefit Plan and there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or, to the Knowledge of the Company, threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan. To the Knowledge of the Company, there are no unasserted claims that, if pending or threatened, would be of the type described in this Section 3.19(b). The Company does not have any material liability to the IRS with respect to any Benefit Plan, including any liability imposed under Chapter 43 of the Code.

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        (c) All contributions to, and payments from, the Benefit Plans that may have been required to be made in accordance with the terms of the Benefit Plans and applicable Laws, including, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made. All such contributions to, and payments from, the Benefit Plans, except those payments to be made from a trust exempt under Section 501(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected on the Most Recent Balance Sheet. There is no Lien on the assets of the Company arising under Section 302(f) or 4068(a) of ERISA or Section 412(n) of the Code.

        (d) All Pension Plans intended to be qualified and exempt from federal income Taxes under Sections 401(a) and 501(a) of the Code, respectively, have received determination letters from the IRS to the effect that such Pension Plans are so qualified and exempt from federal income Taxes, and no such determination letter has been revoked nor, to the Knowledge of the Company, has revocation of any such determination letter been threatened. No such Pension Plan has been amended since the date of its most recent determination letter or application therefor in any respect, nor has any other circumstance or event occurred, that would adversely affect its qualification or materially increase its cost. A determination letter covering “GUST” (as defined in footnote 1 of Rev. Proc. 2004-25) has been received for each Pension Plan intended to be qualified under Section 401(a) of the Code or an application for such a letter has been filed within the applicable remedial amendment period. Timely “good faith” amendments (within the meaning of Notice 2001-42) with respect to the Economic Growth and Tax Relief Reconciliation Act of 2001 have been made for each Pension Plan intended to be qualified under Section 401(a) of the Code. The Company performed all material obligations required to be performed by it under, and is not in default under or in violation of, the terms of any Benefit Plan.

        (e) No transaction prohibited by Section 406 of ERISA and no “prohibited transaction” (as defined in Section 4975 of the Code) has occurred with respect to any Benefit Plan (without regard to whether an exemption is available). None of the Pension Plans has been terminated nor have there been any “reportable events” (as defined in Section 4043 of ERISA) with respect thereto. No Company Personnel, nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor, to the Knowledge of the Company, any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that could subject the Company to any liability for breach of fiduciary duty under ERISA or any other applicable Law (whether such liability is directly against the Company or the result of any existing indemnity agreements).

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        (f) No Benefit Plan is or has ever been (or has ever been the successor or transferee of) a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “defined benefit plan” (as defined in Section 3(35) of ERISA). The Company has no actual or, to the Knowledge of the Company, potential, secondary, or contingent liability to any Person under Title IV of ERISA and no Benefit Plan is subject to Title IV of ERISA. The Company has not contributed to, been required to contribute to, or withdrawn from any “multiemployer plan” (as defined in Section 3(37) of ERISA).

        (g) The Company has never established, maintained or contributed to, or had an obligation to maintain or contribute to or has or had any liability with respect to, any “voluntary employees’ beneficiary association” (within the meaning of Section 501(c)(9) of the Code), any organization or trust described in Sections 501(c)(17) or 501(c)(20) of the Code or any “welfare benefits fund” described in Section 419(e) of the Code.

        (h) The Company has not offered to provide health or life insurance coverage to any individual, or to the family members or beneficiaries of any individual, for any period extending beyond the termination of the individual’s employment by the Company, except to the extent required by the health care continuation (also known as “COBRA”) provisions of ERISA and the Code or similar state benefit continuation Laws. Each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with Sections 601 et seq. and 701 et seq. of ERISA and Section 4980B and Subtitle K of the Code.

        (i) The Company has no current or, to the Knowledge of the Company, projected liability or contingent obligation in respect of medical or other benefits for retired or former Company Personnel or any predecessor Person.

        (j) Each Benefit Plan (including any such plan covering retirees or other former employees) may be discontinued or terminated without liability to the Company on or at any time after the Effective Time.

        (k) Except as set forth in Section 3.19(k) of the Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the Merger or the other transactions contemplated thereby will result in the payment, vesting, or acceleration of any bonus, stock option or other equity-based award, retirement, severance, job security or similar benefit or any enhanced benefit to any Person.

        (l) Except as set forth in Section 3.19(l) of the Disclosure Schedule, the Company has no Benefit Plan in which non-United States based employees participate and is not required to maintain any such plan.

        (m) Since the Company’s formation, no Person is or has been a Person which is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code (an “ERISA Affiliate”).

        (n) No event has occurred or circumstances exist that may result in (i) a material increase in premium costs of Benefit Plans that are insured, or (ii) a material increase in benefit or administrative costs of Benefit Plans that are self-insured.

        (o) The Company has not taken any action that, by itself or in conjunction with any action of equal magnitude that may be taken after the Effective Time, will require any compliance with the Worker Adjustment and Retraining Notification Act of 1991 or any other similar or comparable applicable Law.

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        (p) Neither the Company nor any Affiliate thereof has a formal plan, commitment, or proposal, whether legally binding or not, or has made a commitment to any individual to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any current employee, director or consultant, or former employee, of the Company, or any beneficiary or alternate payee of such an individual. No events have occurred or are expected to occur with respect to any Benefit Plan that would cause a material change in the cost of providing the benefits under such plan or would cause a material change in the cost of providing for other liabilities of such plan.

        (q) All assets of any Benefit Plan consist of cash, actively traded securities, or other assets reasonably acceptable to Parent.

        (r) Any Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of section 409A of the Code has been identified as such on Schedule 4.18(a). Each such Benefit Plan has been operated in accordance with the requirements of section 409A (including Notice 2005-1).

        (s) Except as set forth in Section 3.19(s) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any material payment (including severance, unemployment compensation, golden parachute or otherwise) becoming due under any Benefit Plan, (ii) materially increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent. No benefit that is or may become payable by any Benefit Plan as a result of, or arising under, this Agreement shall constitute an “excess parachute payment” (as defined in section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under section 4999 of the Code or that would not be deductible by reason of section 280G of the Code.

        Section 3.20. Employee and Labor Matters.

        (a) There is not, and since the Company’s formation there has not been, any labor strike, dispute, work stoppage, slowdown or lockout pending, or, to the Knowledge of the Company, threatened, against the Company. To the Knowledge of the Company, no union organizational campaign or petition for certification is in progress with respect to the Company Personnel. The Company is not a party to any collective bargaining or other similar labor Contracts with respect to any Company Personnel. There are no pending, or, to the Knowledge of the Company, threatened, charges against the Company or any Company Personnel before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices in any jurisdiction. Since the Company’s formation, the Company has not received notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company relating to unlawful employment practices and, to the Knowledge of the Company, no such investigation is in progress.

        (b) The Company has complied in all material respects with all applicable Laws relating to employment and governing payment of minimum wages and overtime rates, the withholding and payment of Taxes from compensation of employees and the payment of premiums and/or benefits under applicable worker compensation Laws.

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        (c) No officer or director of the Company is, and, to the Knowledge of the Company, no other employee of the Company is, a party to or bound by any Contract, license, covenant or Contract of any nature, or subject to any judgment, decree or order of any Governmental Entity, that may interfere with the use of such Person’s efforts to promote the interests of the Company, conflict with the business of the Company or the Merger and the other transactions contemplated by this Agreement, or that could reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Company, no activity of any employee of the Company as or while an employee of the Company has caused a violation of any employment Contract, confidentiality agreement, patent disclosure agreement, or other Contract.

        (d) Section 3.20(d) of the Disclosure Schedule contains a true and complete list of the names, positions and rates of compensation of all officers, directors, employees and consultants of the Company, as of the date hereof, showing each such person’s name, positions and annualized remuneration, bonuses and fringe benefitsfor 2005 and 2006. Except as indicated in Section 3.20(d) of the Disclosure Schedule, (i) all employees are employed on an “at-will” basis and their employment can be terminated at any time for any reason without any amounts being owed to such individual other than payments required by applicable Laws, (ii) the Company’s relationships with all individuals who act on their own as contractors or other service providers to the Company can be terminated at any time for any reason without any amounts being owed to such individual other than with respect to compensation or payments accrued before the termination, and (iii) no employee is on disability or other leave of absence. The Company has complied, in all material respects, with all Laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations. The Company has not sponsored any employee for, or otherwise engaged any employee working pursuant to, a non-immigrant visa.

        Section 3.21. Environmental Matters. The Company has, in all material respects, complied at all times with all applicable Environmental Laws. No property (including soils, groundwater, surface water, buildings or other structures) currently owned, leased or operated by the Company has been contaminated with any Hazardous Material in amounts that would violate or require remediation under any Environmental Laws. To the Knowledge of the Company, no property (including soils, groundwater, surface water, buildings or other structures) formerly owned, leased or operated by the Company is or was contaminated, in amounts that would violate or require remediation under any Environmental Laws, with any Hazardous Material on or prior to such period of ownership, lease or operation. To the Knowledge of the Company, it is not subject to any liability for Hazardous Material disposal or contamination on any third party property. To the Knowledge of the Company, none of the properties currently or formerly owned or operated by the Company contains any underground storage tanks, asbestos-containing material, lead-based paint products, or polychlorinated biphenyls. To the Knowledge of the Company, there are no circumstances involving the Company that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property in connection with any Environmental Law. Copies of all environmental reports, studies, assessments and all material sampling data and other environmental information in the possession of the Company relating to the Company have been made available to Parent. The Company has not received any written notice, demand, letter, claim or request for information from any Governmental Entity or other Person indicating that it may be in violation of or subject to liability under any Environmental Law or regarding any actual, alleged, possible or potential liability arising from or relating to the presence, generation, manufacture, production, transportation, importation, use, treatment, refinement, processing, handling, storage, discharge, release, emission or disposal of any Hazardous Material and to the Company’s knowledge non is threatened. No Lien or “superlien” has been placed on any site owned or operated by the Company pursuant to the Federal Comprehensive, Environmental Response, Compensation, and Liability Act of 1980 or any similar Law. To the Knowledge of the Company, all of the products marketed by the Company are in full compliance with the applicable Environmental Laws on chemical composition, environmental design and energy efficiency. The Company is not subject to any order, decree, injunction or other similar arrangement with any Governmental Entity or any indemnity or other Contract with any third party relating to liability under any Environmental Law. The Company has taken appropriate steps to ensure that its marketed products will be in full and timely compliance with all Environmental Laws on the restriction of the use of hazardous substances, including but not limited to Directive 2002/95/EC on the restriction of the use of hazardous substances in electrical and electronic equipment. The Company has provided to Parent a written plan setting forth the procedures that the Company has put in place to comply with these restrictions and the estimated costs of compliance.

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        Section 3.22. Transactions with Affiliates. Section 3.22 of the Disclosure Schedule describes any material transaction, since the Company’s formation, between the Company, on the one hand, and any Seller or Affiliate (other than the Company) of any Seller, on the other hand, other than (A) any employment Contract, Contract not to compete with the Company, Contract to maintain the confidential information of the Company, or Contract assigning Intellectual Property Rights to the Company, in each case listed in Section 3.14(a) of the Disclosure Schedule or (B) any Contract requiring or otherwise involving, or reasonably expected to involve, payment by or to the Company of less than an aggregate of $25,000. Except as set forth in Section 3.22 of the Disclosure Schedule, no Affiliate of the Company (i) owns or, to the Knowledge of the Company, has any interest in any property (real or personal, tangible or intangible), Intellectual Property Rights or Contract used in or pertaining to the business of, the Company, (ii) has any claim or cause of action against the Company, (iii) owes any money to, or is owed any money by, the Company or (iv) has any other rights with respect to the Company.

        Section 3.23. Accounts; Powers of Attorney; Officers and Directors. Section 3.23 of the Disclosure Schedule sets forth (i) a true and complete list of all bank and savings accounts of the Company, identifying with respect to each any Person authorized to sign thereon, (ii) a true and complete list of all powers of attorney granted by the Company, identifying with respect to each any Person authorized to act thereunder and (iii) a true and complete list of all officers and directors of the Company.

        Section 3.24. Effect of Transaction. No lessor, lessee, licensor, licensee, officer, employee, contractor, distributor, vendor, client, customer, supplier, Affiliate or other Person having a relationship with the Company has informed the Company that such Person intends to change such relationship because, in whole or in part, of the consummation of the Merger or the other transactions contemplated by this Agreement.

        Section 3.25. Brokers.  No broker, finder, financial advisor, investment banker or other Person is or will be entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of any Seller, for which the Company could be liable, or by or on behalf of the Company.

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        Section 3.26. Certain Business Practices. Neither the Company nor, to the Knowledge of the Company, any of its respective directors, officers, agents or employees, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any payment in the nature of criminal bribery.

        Section 3.27. Corporate Books and Records. The Company has made available to Parent and its Representatives true and complete copies of the capitalization and transfer books and the minute books of the Company, and all such records are true and complete in all material respects.

        Section 3.28. No Former Business. The Company has not, alone or with any other Person, owned or operated any business other than its current business.

        Section 3.29. Customers. Section 3.29 of the Disclosure Schedule sets forth the name of the top ten (10) customers of the Company as a whole for last two fiscal years (the “Customers”). SinceJanuary 1, 2005, no Customer has cancelled or otherwise terminated its relationship with the Company or has materially decreased its usage, purchase of products or services of the Company. No Customer has, to the Knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially or limit its usage, purchase or distribution of the products and services of the Company.

        Section 3.30. Suppliers. Section 3.30 of the Disclosure Schedule sets forth the name of the top five (5) suppliers of the Company as a whole for the last two fiscal years (the “Suppliers”). None of the Suppliers represents the sole source of available supply for the products or services it provides to the Company. Since January 1, 2005, no Supplier has cancelled or otherwise terminated its relationship with the Company. No Supplier has, to the Knowledge of the Company, any plan or intention to terminate, cancel or otherwise materially and adversely modify its relationship with the Company.

        Section 3.31. Disclosure.  No representation or warranty of the Company contained in this Agreement or any other written agreement or instrument furnished by the Company pursuant to this Agreement, and no statement contained in any document, certificate or schedule furnished or to be furnished by or on behalf of the Company to Parent or any of its Representatives pursuant to this Agreement, contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate or schedule. To the Knowledge of the Company, there is no fact relating to the Company that the Company has failed to disclose in writing to Parent that has resulted or could reasonably be expected to result in a Material Adverse Effect.

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ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Audiocodes, Parent and Merger Sub make the representations and warranties set forth in Article 4 as of the date of this Agreement and as of the Closing:

        Section 4.1. Organization and Standing. Each of Audiocodes, Parent and Merger Sub is a corporation duly organized, validly existing and, as applicable, in good standing under the Laws of its jurisdiction of incorporation. Each of Audiocodes and Parent has all requisite corporate power and authority to carry on its business as now being conducted.

        Section 4.2. Power and Authority; Binding Agreement. Each of Audiocodes, Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to consummate the Merger and the other transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery by Audiocodes, Parent and Merger Sub of this Agreement and the consummation by Audiocodes, Parent and Merger Sub of the Merger and the other transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Audiocodes, Parent and Merger Sub. This Agreement has been duly executed and delivered by Audiocodes, Parent and Merger Sub and, assuming the due execution and delivery of this Agreement by the Company constitutes a legal, valid and binding obligation of Audiocodes, Parent and Merger Sub, enforceable against Audiocodes, Parent and Merger Sub in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally.

        Section 4.3. Noncontravention.

        (a) The execution and delivery by Audiocodes, Parent and Merger Sub of this Agreement, the other Transaction Agreements to which it is a party, the consummation of the Merger and the other transactions contemplated hereby and thereby and the compliance by Audiocodes, Parent and Merger Sub with the provisions hereof and thereof do not and will not conflict with, or result in any violation or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Audiocodes, Parent or Merger Sub under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of Audiocodes, Parent or Merger Sub, (ii) any Contract to which Audiocodes, Parent or Merger Sub is a party or bound by or their respective properties or assets are bound by or subject to or otherwise under which Audiocodes, Parent or Merger Sub has rights or benefits or (iii) subject to the governmental filings and other matters referred to in Section 4.3(b), any Law or Judgment, in each case, applicable to Audiocodes, Parent or Merger Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not likely to impair in any material respect the ability of each of Audiocodes, Parent and Merger Sub to perform its obligations under this Agreement, or prevent or materially impede or delay the consummation of the Merger or any of the other transactions contemplated hereby.

        (b) No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required by or with respect to Audiocodes, Parent or Merger Sub in connection with the execution and delivery by Audiocodes, Parent and Merger Sub of this Agreement, the other Transaction Agreements, the consummation by Audiocodes, Parent and Merger Sub of the Merger and the other transactions contemplated hereby or thereby or the compliance by Audiocodes, Parent and Merger Sub with the provisions hereof or thereof, except for (i) filings required under, and compliance with other applicable requirements of, Foreign Antitrust Laws, (ii) filings pursuant to, and compliance with other applicable requirements of, the Exon-Florio Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made individually or in the aggregate would not impair in any material respect the ability of each of Audiocodes, Parent and Merger Sub to perform its obligations under this Agreement, or prevent or materially impede or delay the consummation of the Merger or any of the other transactions contemplated hereby.

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        Section 4.4. Brokers. No broker, finder, financial advisor, investment banker or other Person is or will be entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Audiocodes, Parent or Merger Sub, for which the Company could be liable.

ARTICLE 5
CERTAIN COVENANTS

        Section 5.1. Conduct of Business. Except (A)with the prior written consent of Parent or (B) as expressly permitted by the terms of this Agreement, from the date hereof to the Effective Time, the Company shall (i) conduct its businesses in the Ordinary Course of Business and in accordance with all applicable Laws and (ii) use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, preserve, prosecute, maintain the value of, renew, extend and keep in full force and effect all Intellectual Property owned or licensed by the Company, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, except as expressly permitted by the terms of this Agreement, the Company shall not, without the prior written consent of Parent:

        (a) amend its Constitutive Documents;

        (b) (i) declare, set aside or pay any dividend on, or make any other distribution (whether in cash, stock or property) in respect of, any of its Capital Stock; (ii) split, combine or reclassify any of its Capital Stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its Capital Stock; or (iii) purchase, redeem or otherwise acquire any shares of its Capital Stock, or any option, warrant, call or right relating to such shares, interests or other securities (including any Options);

        (c) issue, deliver, sell or grant (i) any shares of its Capital Stock, (ii) any Voting Company Debt or other voting securities, (iii) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (iv) any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, other than (A) the issuance of secured subordinated convertible promissory notes in an amount not exceeding $44,631.44 (the “Remaining Bridge Notes”) pursuant to the terms of the Secured Subordinated Convertible Promissory Note Purchase Agreement dated as of April 27, 2006, or (B) the issuance of shares of Common Stock upon the exercise of Options or the conversion of Preferred Stock, in the case of this clause (B) outstanding on the date of this Agreement and in accordance with the terms of such Options or Preferred Stock on the date of this Agreement;

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        (d) repurchase, prepay, create, incur, assume or modify any terms of any Indebtedness of the Company other than the issuance of the Remaining Bridge Notes, issue or sell any warrants or other rights to acquire any Indebtedness of the Company, make any loans, advances or capital contributions to, or investments in, any Person, enter into any Contract to maintain any financial statement condition of another Person or enter into any Contract having the economic effect of any of the foregoing;

        (e) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets that are material, individually or in the aggregate, to the Company, except sales of inventory in the Ordinary Course of Business or the granting of Liens pursuant to the Security Agreement dated as of April 27, 2006 in connection with the issuance of the Remaining Bridge Notes;

        (f) enter into any lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee) or modify, amend, terminate or fail to exercise any right to renew any lease or sublease of real property;

        (g) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any equity interest in or business of any Person or (ii) any assets that are material, individually or in the aggregate, to the Company, except purchases of inventory in the Ordinary Course of Business;

        (h) change its fiscal year, revalue any of its material assets or make any changes in financial accounting methods, principles, practices or policies, except as required by GAAP or applicable Law;

        (i) make or change any Tax election; change any Tax accounting period or method; file any amended Tax Return; enter into any closing agreement with respect to Taxes; settle any Tax claim or assessment; surrender any right to claim a refund of Taxes; consent to any extension or waiver of the limitations period for the assessment of any Tax; take any action outside the Ordinary Course of Business whose effect would be to increase the Company’s present or future Tax liability or to decrease the Company’s present or future Tax assets;

        (j)  (i) grant any awards under any Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Contract, Benefit Plan or Benefit Agreement or awards made thereunder), (ii) pay or provide to any Company Personnel any bonus, other amount or other benefit, or make any advance or loan to any Company Personnel, not provided for under any Contract, Benefit Plan or Benefit Agreement in effect on the date of this Agreement other than the payment of base compensation, normal sales commissions pursuant to the terms of existing agreements or policies, or advances for business expenses in the Ordinary Course of Business, (iii) grant to any Company Personnel any increase in compensation (including any increase in severance or termination pay) except to the extent required under existing employment agreements, (iv) enter into any employment, consulting, indemnification, severance or termination agreement with any Company Personnel, (v) establish, adopt, enter into or amend in any material respect any collective bargaining agreement, other Benefit Agreement or Benefit Plan or (vi) take any action to accelerate the vesting or payment of any compensation or benefit under any Contract, Benefit Plan or Benefit Agreement or to fund or in any other way secure the payment of compensation or benefits under any Contract, Benefit Plan or Benefit Agreement or make any material determinations not in the Ordinary Course of Business under any Benefit Agreement or Benefit Plan (including changing any previously allocated amounts or allocating any previously unallocated amounts under the Change of Control Bonus Plan, as previously delivered to Parent);

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        (k) incur or commit to incur any capital expenditure (or any obligation or liability in connection therewith), in an amount greater than $25,000 individually or $100,000 in the aggregate;

        (l) enter into any Contract (or any substantially related Contracts, taken together) (i) that would constitute a Material Contract, (ii) if consummation of the Merger or any of the other transactions contemplated hereby or compliance by the Company with the provisions of this Agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company or Parent or any of Parent’s Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract, or (iii) containing any restriction on the ability of the Company to assign all or any portion of its rights, interests or obligations thereunder, unless such restriction expressly permits any assignment to Parent and Parent’s Subsidiaries in connection with or following the consummation of the Merger and the other transactions contemplated hereby;

        (m) pay, discharge, settle or satisfy any material Lien or material claims (including claims of stockholders and any stockholder litigation relating to the Merger or any other transaction contemplated hereby), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in the Most Recent Balance Sheet or incurred since the Most Recent Balance Sheet Date in the Ordinary Course of Business (and all such liabilities incurred in the Ordinary Course of Business shall be paid or otherwise satisfied in the manner and time period consistent with past practice in the normal course of business); waive, release or assign any material rights or material claims under, fail to take a required action under, permit the lapse of or default under, or modify, amend or terminate any Material Contract; or cancel any material Indebtedness of another Person;

        (n) record orders, ship products or collect its accounts receivable in any manner or over any time period that is inconsistent with past practices of the Company in the Ordinary Course of Business;

        (o) create any Subsidiary of the Company; or

        (p) authorize any of, or commit, resolve or agree, to take any of the foregoing actions.

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        Section 5.2. Access. The Company shall (i) make available for inspection by Parent, Audiocodes and their Representatives all of the Company’s properties, assets, books, records (including the work papers of the Company’s external accountants) and Contracts and any other materials reasonably requested by any of them relating to the Company at such times as Parent or Audiocodes may reasonably request; (ii) make available to Parent, Audiocodes and their Representatives the officers, other senior management and Representatives of the Company for interviews, at such times as Parent, Audiocodes and their Representatives may reasonably request, to discuss the information furnished to Parent, Audiocodes and their Representatives and otherwise discuss the Company’s existing and prospective businesses and assets and liabilities; (iii) use its commercially reasonable efforts to assist in gaining reasonable access for Parent, at such times as Parent and its Representatives may reasonably request, to the Company’s lenders, creditors, lessors, lessees, licensors, licensees, officers, employees, developers, contractors, distributors, vendors, clients, customers, suppliers, Affiliates or other Persons having a material business relationship with the Company; and (iv) make available to Parent, Audiocodes and their Representatives such information and materials relating to the Company as are necessary or appropriate in order to prepare and file reports and registration statements with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including using commercially reasonable efforts to assist Parent and Audiocodes in obtaining any consents required from the Company’s independent public accountants in order to file such reports and registration statements; and (v) otherwise assist Parent and its Representatives in becoming familiar with the Company’s existing and prospective businesses and assets and liabilities to such extent and at such times as Parent and its Representatives may request. Any and all such investigations shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company. Any information that is provided by the Company to Parent, Audiocodes or their Representatives in connection with the transactions contemplated by this Agreement shall constitute “Confidential Information” as such term is defined, and subject to the exceptions set forth, in the Confidentiality Agreement dated as of August 18, 2005, between Parent and the Company (the “Confidentiality Agreement”).

        Section 5.3. Tax Matters.

        (a) The Company shall timely prepare and file any Tax Return required to be filed by the Company on or before the Closing Date (a “Pre-Closing Tax Return”), and timely pay any Tax reflected thereon. In addition, the Company shall submit any Pre-Closing Tax Returns that are to be filed after the date hereof to Parent for approval prior to filing, such approval shall not be unreasonably delayed or withheld. Except as may be required by applicable Law, the Company will not take any position on such Tax Returns that is materially inconsistent with past custom and practice.

        (b) All domestic stamp, transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related governmental fees (including any penalties, interest and additions to Tax) incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the Bridge Note Holders, and the Sellers’ Representative and Parent shall cooperate in timely filing all Tax Returns as may be required to comply with the provisions of such Tax Laws. Parent and the Sellers’ Representative will reasonably cooperate with each other to lawfully minimize any such Taxes. Promptly upon Parent’s request, the Sellers’ Representative shall provide Parent with any information that is required with respect to any statement to be furnished to the Company’s stockholders or reporting requirements under Sections 6043 and 6043A of the Code, the regulations promulgated thereunder or forms prescribed by the United States Secretary of the Treasury.

        (c) The Company shall cause the provisions of any Tax allocation, indemnity or sharing Contract to which it is a party to be terminated on or before the Closing Date.

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        (d) From the date hereof through the Closing Date, the Company shall not effect any extraordinary transactions (other than any such transactions expressly required by applicable Law or by this Agreement) that could result in Tax liability to the Company in excess of Tax liability associated with the conduct of its business in the ordinary course.

        Section 5.4. Notice of Certain Events. The Company shall promptly notify Parent of, and furnish Parent with any information it may reasonably request with respect to, the occurrence of any event or condition or the existence of any fact that may reasonably be expected to cause any of the Company’s representations and warranties in Article 3 hereof to no longer be true or correct or results in a failure of any of the conditions to the obligation of Parent to consummate the Merger set forth in Section 7.2. The Company’s satisfaction of its obligations under this Section 5.4 shall not relieve the Company of its obligations under this Agreement and no information delivered to Parent pursuant to this Section 5.4 shall update the Disclosure Schedule.

        Section 5.5. Insurance. The Company shall use its commercially reasonable efforts to keep all insurance policies set forth in Section 3.18 of the Disclosure Schedule, or comparable replacements therefor, in full force and effect through the Effective Time.

        Section 5.6. Exclusivity.

        (a) From the date of this Agreement through the Closing, the Company shall not, and shall not permit through any of its officers, directors or affiliates to, directly or indirectly, encourage, solicit, initiate, participate or otherwise facilitate any inquiry, proposal, offer, discussion or negotiation with, or provide any information or assistance to, any Person or group (other than Parent and its Representatives in their capacities as Representatives of Parent) concerning any (i) merger, reorganization, share exchange, consolidation, business combination, joint venture, strategic alliance, recapitalization, liquidation, dissolution, sale of any securities or sale of material assets involving the Company, (ii) license or grant of rights to any third party for any of the Company’s Intellectual Property or technology or (iii) similar transaction involving the Company.

        (b) Without limiting Section 5.6(a), it is understood that any violation of the restrictions set forth in Section 5.6(a) by any Person covered by Section 5.6(a), whether or not such Person is purporting to act on behalf of the Company, shall be deemed to be a breach of Section 5.6(a) by the Company

        (c) The Company shall notify Audiocodes of any inquiry, proposal or offer of the nature described in Section 5.6(a) within one Business Day of it or any of the Persons listed in Section 5.6(a) receiving such inquiry, proposal or offer or within one Business Day notify Parent of such inquiry, proposal or offer. In such notice to Audiocodes, the Company shall inform Audiocodes of the name of the Person making such inquiry, proposal or offer and the material terms, conditions and other aspects of such inquiry, proposal or offer, including a copy of any written materials received from such Person making the inquiry, proposal or offer.

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        Section 5.7. Stockholder Approval; Notices to Stockholders; Release.

        (a) The Company shall set the date hereof as the record date for action to be taken by written consent by the holders of Capital Stock of the Company to adopt this Agreement. As soon as practicable, but in any case at least twenty (20) days prior to the Closing, the Company shall deliver to the holders of Capital Stock of the Company a notice and disclosure statement (the “Disclosure Statement”) pursuant to Sections 228 and 262(d) of the DGCL, which shall comply with applicable Law and shall include (i) a summary of this Agreement and the transactions contemplated hereby and such other matters as are appropriate for such a disclosure document, (ii) a statement that appraisal rights are available for the shares of Capital Stock of the Company pursuant to the Appraisal Statute and a copy of the Appraisal Statute and (iii) except in the case of the Disclosure Statement given to stockholders executing a Written Consent, notice that the Stockholder Approval has been obtained following execution and delivery of this Agreement. The Company agrees not to distribute the Disclosure Statement until Parent has had a reasonable opportunity to review and comment on the Disclosure Statement and the Company reflects such comments in the Disclosure Statement. The Company shall ensure that all holders of Capital Stock who approve the Merger Agreement by written consent under Section 228 of the DGCL shall have done so by executing and delivering a Written Consent.

        (b) The Company will insure that the information in the Disclosure Statement will not, at the time the Disclosure Statement is provided to the holders of the Company’s Capital Stock, contain any statement that is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company that should be set forth in an amendment to the Disclosure Statement, the Company shall promptly inform Parent and shall communicate such information to the holders of the Company’s Capital Stock as necessary and in an appropriate manner.

        Section 5.8. Delivery of Interim Financial Statements. As promptly as possible following the last day of each month after the date of this Agreement and until the Closing Date, and in any event within thirty (30) days after the end of each such month, the Company shall deliver to Parent the consolidated balance sheet of the Company and the related consolidated statements of income and cash flows for the one-month period then ended and for the period from the beginning of the fiscal year through the end of such month, all certified by the chief executive officer of the Company to the effect that such interim financial statements are prepared in accordance with GAAP (provided that such financial statements may omit notes required by GAAP), on a basis consistent with the Financial Statements and fairly present the financial condition and results of operations of the Company as of the date thereof and for the period covered thereby (collectively, the “Interim Financial Statements”).

        Section 5.9. Satisfaction of Conditions Including Consents. The Company will use its best efforts, to the extent commercially reasonable, to obtain the satisfaction of the conditions set forth in Section 7.2 of this Agreement, including without limitation, obtaining all consents required as specified in Section 3.6(a)(ii) of the Disclosure Schedule.

        Section 5.10. Indemnification.

        (a) For a period of six years after the Effective Time, Audiocodes and Parent will cause the Surviving Corporation to fulfill and honor all rights to indemnification pursuant to agreements listed on Section 5.10 of the Disclosure Schedule in favor of each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer of director of the Company or any of its Subsidiaries (the “Company Indemnified Parties”). For six (6) years after the Effective Time, Audiocodes and Parent will cause the Certificate of Incorporation and Bylaws of the Surviving Corporation to contain provisions with respect to exculpation and indemnification that are at least as favorable to the Company Indemnified Parties as those contained in the Constitutive Documents of the Company as in effect on the date hereof, and Audiocodes and Parent will cause such provisions to not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Company Indemnified Parties, unless such modification is required by applicable Law.

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        (b) For six (6) years after the Effective Time, Audiocodes and Parent will, or will cause the Surviving Corporation to, maintain directors’ and officers’ liability insurance covering those Persons who are covered by the Company’s directors’ and officers’ liability insurance policy as of the date hereof in an amount and on terms no less favorable than those applicable to the current directors and officers of the Company.

        (c) The provisions of this Section 5.10 are intended to be for the benefit of, and shall be enforceable by the Company Indemnified Parties and their heirs and personal representatives and shall be binding on Audiocodes, Parent and/or the Surviving Corporation, and their respective successors and assigns. In the event Audiocodes, Parent or the Surviving Corporation or any successor or assign (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (B) transfers all or substantially all of its properties and assets to any Person, then in each such case proper provision shall be made so that the successor or assign of Audiocodes, Parent or the Surviving Corporation, as the case may be, honors the obligations set forth with respect to Audiocodes, Parent and/or the Surviving Corporation, as the case may be, in this Section 5.10.

        Section 5.11. Release of Stockholder Bridge Notes. The Company will use its reasonable best efforts to cause each Bridge Note Holder to deliver at the Closing an executed release, in substantially the form attached as ExhibitC.

ARTICLE 6
MUTUAL COVENANTS

        Section 6.1. Commercially Reasonable Efforts.  From the date of this Agreement to the Closing and upon the terms and subject to the conditions set forth in this Agreement, each of the Parties shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals, estoppels or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the Merger and the other transactions contemplated hereby and to fully carry out the purposes of the Transaction Agreements and (v) ensuring that its representations and warranties remain true and correct in all material respects through the Closing Date and that the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

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        Section 6.2. Publicity.  No party to this Agreement (a “Party”) shall issue a press release or public announcement or otherwise make any public disclosure concerning the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that the Parties shall be permitted to issue a press release in agreed form on the date hereof; provided further that any Party may make any public disclosure it believes in good faith is required by applicable Law, court process or by Nasdaq or national securities exchange rule (a “Required Disclosure”). Any Party making a Required Disclosure will give the other Parties sufficient prior notice of the Required Disclosure before such disclosure is made to allow the other Parties to review and comment on the Required Disclosure. Communications between the Company and its creditors or investors shall not be subject to this Section 6.2, provided that Company informs such persons of the confidential nature of such communications. Audiocodes, Parent and Merger Sub shall hold confidential and not disclose the terms of the Netrake Special Litigation Escrow Fund, except as required by applicable Law.

        Section 6.3. Expenses. Whether or not the Merger and the other transactions contemplated hereby are consummated, each of the Parties shall bear its own fees and expenses incurred or owed in connection with the Merger, this Agreement and the other transactions contemplated hereby except as otherwise set forth in Article 8 and the Escrow Agreement.

        Section 6.4. Certain Diligence Matters. From the date hereof until the Closing Date, the parties shall cooperate in conducting such review and taking such actions as described on Schedule 6.4.

ARTICLE 7
CONDITIONS PRECEDENT

        Section 7.1. Conditions to Each Party’s Obligation. The respective obligation of each Party to effect the Merger is subject to the satisfaction (or express written waiver by Parent and the Company) on or prior to the Closing Date of the following conditions:

        (a) Stockholder Approval and Related Notices. The Stockholder Approval shall have been duly obtained and (i) the holders of the Preferred Stock and the Warrants shall have been given any requisite notice of the Merger (and related matters) to which they are entitled under the Company’s Constitutive Documents and Contracts or other document under which the Warrants were granted, as the case may be, or (ii) each of such holders shall have waived such notice (and copies of such waivers shall have been provided to Parent).

        (b) Regulatory. All review periods under the Exon-Florio Act applicable to the Merger or other transactions contemplated by this Agreement shall have been terminated or shall have expired; and approval from the Committee on Foreign Investment in the United States (“CFIUS”) shall have been received or Parent and Company shall have been advised by CFIUS that the applicable review period has terminated or expired and no further investigation of the Merger or other transactions contemplated by this Agreement is required, provided, however, that nothing in this Section 7.01(b) shall require Parent to agree to any conditions that CFIUS may impose in order to approve the Merger or to terminate the applicable review period.

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        (c) No Injunction or Restraint. No pending or threatened temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court of competent jurisdiction or other legal restraint or prohibition (collectively, “Legal Restraints”) preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.1, each of the Parties shall have used all commercially reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

        Section 7.2. Conditions to Parent’s Obligation.  The obligations of Audiocodes, Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or express written waiver by Parent) on or prior to the Closing Date of the following conditions:

        (a) Representations, Warranties and Covenants of the Company.  The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality (including in the definition of Material Adverse Effect) shall be true and correct, and all other representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have performed or complied with in all materialrespects all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company on or before the Closing Date. The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by the chief executive officer and chief financial officer of the Company, confirming the foregoing.

        (b) No Material Adverse Effect. Since the date of this Agreement, there shall not have been a Material Adverse Effect and, in the reasonable belief of Parent, no Material Adverse Effect shall be foreseeable or likely to occur after the Closing.

        (c) Consents and Approvals. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that all consents and approvals of third parties set forth in Section 3.6(a)(ii) of the Disclosure Schedule in connection with the Merger, this Agreement and the other transactions contemplated hereby, have been obtained and are in full force and effect.

        (d) Appraisal Shares. The time during which a holder of Capital Stock is permitted to demand appraisal rights under the DGCL shall have expired and holders of not more than ten percent of the shares of the Company’s Common Stock issued and outstanding immediately prior to the Effective Time, shall have asserted their appraisal rights under Section 262 of the DGCL and the Company shall have delivered to Parent a certificate, signed on behalf of the Company by the Chief Executive Officer of the Company, certifying the foregoing and the date on which the Disclosure Statement was first mailed to the holders of the Capital Stock of the Company; provided, however that if no such holders of the shares of the Common Stock have asserted or are seeking to assert their appraisal rights under Section 262 of the DGCL, such certificate shall indicate such.

        (e) Agreements with Stockholders. At or prior to the Closing, the agreements listed in Section 3.22 of the Disclosure Schedule and any other Contract between any stockholder of the Company or Affiliate thereof, on one hand, and the Company, on the other hand (other than (i) any confidentiality, noncompetition and nonsolicitation provisions, or provisions assigning or to assign inventions or other Intellectual Property or waiving to or waive any appraisal rights, contained therein inuring to the Company’s benefit, (ii) the Contracts listed in Section 7.2(e) of the Disclosure Schedule, including, without limitation, director and officer indemnification agreements, and (iii) the Releases and any other agreements contemplated by this Agreement to be entered into in connection with this Agreement (including the agreements required by this Agreement to terminate other agreements)), shall have been terminated pursuant to written agreements in form and substance reasonably satisfactory to Parent, without payment of any consideration by the Company, and there shall be no obligations or liabilities of the Company with respect thereto.

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        (f) Agreement with Company Auditors. Ernst & Young LLP shall have provided (i) assurances, reasonably satisfactory to Parent, that it will execute and deliver, at such time or times as Parent shall request, its consent to the inclusion or incorporation by reference of its report as independent auditor, with respect to any Financial Statements for which it served as the independent auditor, in any report, registration statement or other filing to be made by AudioCodes within one year of the Closing Date with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act in which such Financial Statements and report thereon are required to be included; and (ii) evidence reasonably satisfactory to AudioCodes, of its independence under the Securities Act and the Exchange Act and the rules and regulations thereunder.

        (g) Sales Forecast. In the reasonable judgment of Parent, the Company shall be likely to meet, for the year ending December 31, 2006, at least 60% of the sales forecast attributable to the period ending on December 31, 2006, as set forth in the 2006-2007 Sales Forecast dated May 2, 2006 as previously delivered to Parent.

        (h) Certain Diligence Matters. On or prior to the Closing Date, the Company shall have obtained all documentation and taken such actions as Parent deems, in its sole discretion, to be necessary to address the matters described on Schedule 6.4.

        (i) Other Documentation. Parent shall have received:

(i) from Haynes and Boone LLP, counsel to the Company, an opinion in substantially the form of Exhibit B, addressed to Audiocodes and Parent and dated the Closing Date;

    (ii)        a letter from Paul Bowen in a form reasonably satisfactory to Parent confirming the receipt of payment in full satisfaction of any finder’s fee due in connection with the consummation of the Merger;

    (iii)        a certificate, issued by the Company pursuant to Treasury Regulation Section 1.897-2(h) (as described in Treasury Regulation Section 1.1445-2(c)(3)), that the Company is not, and within the five year period ending on the Closing Date has not been, a U.S. real property holding corporation, as defined in Section 897 of the Code;

(iv) written resignations, effective as of the Closing, of each director of the Company;

(v) counterparts of the Escrow Agreement executed and delivered by the Sellers’ Representative and the Escrow Agent;

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    (vi)        evidence in a form reasonably satisfactory to Parent that (A) the Company’s Secured Subordinated Convertible Promissory Note Purchase Agreement, dated as of November 15, 2005, (B) the Company’s Secured Subordinated Convertible Promissory Note Purchase Agreement, dated as of April 27, 2006, and (C) all Stockholder Bridge Notes issued thereunder have been terminated and that all amounts thereunder have been paid in full, including without limitation delivery by each Bridge Note Holder of a release in the form of Exhibit C; and

    (vii)        such other certificates and other documentation from the Company as Parent or its counsel shall have reasonably requested and as is customary with respect to the Merger and the other transactions contemplated by this Agreement.

        Section 7.3. Conditions to the Company’s Obligation. The obligation of the Company to effect the Merger is subject to the satisfaction (or express written waiver by the Company) on or prior to the Closing Date of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Audiocodes, Parent and Merger Sub set forth in this Agreement that are qualified as to materiality (including in the definition of Material Adverse Effect) shall be true and correct, and all other representations and warranties of Audiocodes, Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, except that the accuracy of representations and warranties that by their terms speak as of a specified date will be determined as of such date. The Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by an authorized signatory of Parent, confirming the foregoing.

        (b) Covenants and Agreements. Parent and Merger Sub shall have performed or complied with in all materialrespects all covenants, agreements and obligations required by this Agreement to be performed or complied with by them on or before the Closing Date. The Company shall have received a certificate, dated the Closing Date and signed on behalf of Parent by an authorized signatory of Parent, confirming the foregoing.

        (c) Governmental Consents and Approvals. The Company shall have received evidence, in form and substance reasonably satisfactory to it, that all consents of Governmental Entities required in connection with the Merger, this Agreement and the other transactions contemplated hereby, have been obtained and are in full force and effect.

        (d) Escrow Agreement. The Seller’s Representative shall have received counterparts of the Escrow Agreement executed and delivered by Parent and the Escrow Agent.

ARTICLE 8
INDEMNIFICATION

        Section 8.1. Indemnification of Parent.

        (a) From and after the Closing, each of Audiocodes, Parent and their Affiliates (including, from and after the Closing, the Surviving Corporation) (each, a “Parent Indemnified Party”) shall be entitled to be indemnified and held harmless solely from the Base Escrow Fund (as defined in the Escrow Agreement, the “Base Escrow Fund”) to the extent thereof pursuant to the terms of the Escrow Agreement and not from the Netrake Special Litigation Escrow Fund or otherwise (except as provided in Section 8.4) against any and all Losses suffered or incurred by such Parent Indemnified Party, arising from, relating to or otherwise in connection with:

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(i) any breach as of the Closing Date, of any representation or warranty of the Company contained in this Agreement or in any of the certificates furnished by the Company pursuant to this Agreement;

(ii) any breach or failure to perform in any material respect any covenant or agreement of the Company contained in this Agreement;

    (iii)        any claim by a stockholder or former stockholder of the Company, or by any other Person, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any right of a stockholder of the Company, including any option, preemptive right or right to notice or to vote; (iii) any right of a stockholder or former stockholder under the Certificate of Incorporation or By-laws of the Company, excluding any right asserted by a director or officer, or former director or officer, for indemnification thereunder or (iv) any right under the Appraisal Statute;

(iv) any of the matters described on Schedule 6.4; or

(v) the matter described in the last sentence of Section 3.7 of the Disclosure Schedule;

provided, however, that no Parent Indemnified Party shall be entitled to be indemnified pursuant to clause (i) above unless the aggregate of all Losses for which Parent Indemnified Parties would, but for this proviso, be liable exceeds on a cumulative basis $150,000 (the “Seller Indemnity Threshold”), at which point each Parent Indemnified Party shall be entitled to be indemnified for the aggregate Losses and not just amounts in excess of the Seller Indemnity Threshold (except that the foregoing proviso shall not apply to any breach of the representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.17, 3.21 and 3.25, the Consideration Certificate or to any act of fraud). The consent of any particular Seller shall not be required in order for Parent to be indemnified under this Article 8.

        (b) From and after the Closing, each Parent Indemnified Party shall be entitled to be indemnified and held harmless solely from the Netrake Special Litigation Escrow Fund (as defined in the Escrow Agreement, the "Netrake Special Litigation Escrow Fund") to the extent thereof pursuant to the terms of the Escrow Agreement and not from the Base Escrow Fund or otherwise (except as provided in Section 8.4), against any and all Losses suffered or incurred by such Parent Indemnified Party, arising from, relating to or otherwise in connection with the Indemnified Litigation.

        Section 8.2. Indemnification of Seller Indemnified Parties. From and after the Closing, Audiocodes and Parent shall indemnify the Bridge Note Holders and their Affiliates (each a “Seller Indemnified Party”) against and hold each Seller Indemnified Party harmless from any and all Losses suffered or incurred by any such Seller Indemnified Party arising from, relating to or otherwise in connection with:

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        (a) any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of Audiocodes, Parent or Merger Sub contained in this Agreement or in the certificate furnished by Parent pursuant to this Agreement; or

        (b) any failure to perform any covenant or agreement of Audiocodes, Parent or Merger Sub contained in this Agreement;

provided, however, that, except with respect to fraud, any breaches of Audiocodes’ or Parent’s covenants set forth in Article 5 or Article 6 hereof to be performed after the Closing, or Audiocodes’ and Parent’s obligations under Article 2 hereof, Audiocodes and Parent’s collective liability under this Section 8.2 shall be limited to the initial Escrowed Cash.

        Section 8.3. Indemnification Claims.

        (a) In order for an Indemnified Party to be entitled to any indemnification provided for under Section 8.1 or 8.2 in respect of, arising out of or involving a Third Party Claim, such Indemnified Party must notify the Indemnifying Party in writing of the Third Party Claim (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known by such Indemnified Party) within 20 Business Days after receipt by such Indemnified Party of notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under Section 8.1 or 8.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within ten Business Days after the Indemnified Party’s receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Third Party Claim. The Indemnifying Party shall conduct and control the defense of such Third Party Claim in the name and on behalf of the Indemnified Party and the Indemnified Party shall be entitled to participate in the defense or settlement of such matter at its expense, provided that the Indemnified Party shall not be entitled to be indemnified or held harmless under Section 8.1 or 8.2 for such Third Party Claim (but the amount at stake shall nevertheless be counted toward the Seller Indemnity Threshold) if it shall settle such Third Party Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party fails to assume the defense of any such Third Party Claim within ten (10) Business Days of notice to the Indemnifying Party of such Third Party Claim, the Indemnified Party may defend against such Third Party Claim in any manner it reasonably may deem appropriate. The Indemnifying Party shall not consent to the entry of any judgment or settle any such Third Party Claim (i) without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) if any relief, other than the payment of money damages, would be granted by such settlement or if the Indemnified Party would be liable to the third party for the amount of such settlement, and (ii) unless the Indemnified Party is granted a full release of claims.

        (b) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement other than in respect of, arising out of or involving a Third Party Claim, such Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party (including in such notice a brief description of the applicable claim(s), including damages sought or estimated, to the extent actually known by Parent); provided, however, that failure to give such notification shall not affect the indemnification provided under Section 8.1 or 8.2 except to the extent the Indemnifying Party has been actually prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party within 20 Business Days following its receipt of such notice that the Indemnifying Party disputes the indemnity claimed by the Indemnified Party under Section 8.1 or 8.2, such indemnity claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability to be indemnified under Section 8.1 or 8.2 and the Indemnified Party shall be indemnified for the amount of the Losses stated in such notice to the Indemnified Party on demand or, in the case of any notice in which the Losses (or any portion thereof) are estimated, on such later date when the amount of such Losses (or such portion thereof) becomes finally determined.

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        (c) Except with respect to fraud, from and after the Closing, the Escrow Agreement shall provide the sole and exclusive means by which Audiocodes and Parent may collect any Losses of any kind arising out of, related to or otherwise in connection with this Agreement, whether based in contract, tort (including, without limitation, strict liability or negligence), warranty, misrepresentation or on any other legal or equitable grounds. Notwithstanding any provision of this Article 8, no Indemnified Party will be entitled to indemnification pursuant to Section 8.1 or 8.2 hereof for any special, consequential, incidental or punitive Losses or lost profits, loss of business or diminution in value (collectively, “Special Damages”) it suffers or incurs. If an Indemnified Party is liable for Special Damages to a third party in satisfaction of a Third Party Claim, such amounts shall be subject to indemnification pursuant to Sections 8.1 and 8.2 hereof. The amount of any Losses that an Indemnified Party may recover under Article 8 shall be net of (i) any amount which such Indemnified Party actually recovers and collects from third parties or is otherwise actually reimbursed in connection with such Losses and (ii) any insurance proceeds actually received by such Indemnified Party; provided, in each such case, that any such amounts actually recovered are not subject to any further claim for recovery or reimbursement.

        (d) In the event that any claim for indemnification asserted under Section 8.1 or Section 8.2 of this Agreement is, or may be, the subject of insurance coverages of the Indemnified Party, or other right to indemnification or contribution from any third party (a “Third Party Contributor”), the Indemnified Party shall promptly notify the applicable insurance carrier of such claim and tender defense thereof to such insurance carrier, and shall also promptly notify any potential Third Party Contributor, in each case with copies of such notice to the Indemnifying Party. The Indemnifying Party may at the sole cost and expense of the Indemnifying Party, pursue such claims against such insurance carrier or Third Party Contributor in the name and on behalf of the Indemnified Party; provided however costs and expenses incurred by the Seller’s Representative in pursuit of such claims shall be shall be Losses indemnified under Section 8.1 for which claims may be made pursuant to the terms of the Escrow Agreement. In the pursuit of such claims, the Indemnifying Party shall consult with the Indemnified Party, keep the Indemnified Party apprised of material developments and provide to the Indemnified Party copies of all notices and documents received by the Indemnifying Party relating to such claim. The Indemnifying Party shall conduct and control such claim against such insurance carrier or Third Party Contributor in the name and on behalf of the Indemnified Party and the Indemnified Party shall be entitled to participate in the pursuit or settlement of such matter at its expense. Upon the Indemnifying Party’s satisfaction of an Indemnified Party’s claim for Losses, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against such insurance carrier or Third Party Contributor.

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        (e) In the event that the Company receives any insurance proceeds relating to a Third Party Claim to reimburse amounts that have been paid from the Base Escrow Fund or the Netrake Special Litigation Escrow Fund and that are not subject to any further claim for recovery or reimbursement, Parent shall cause an amount equal to the amount so reimbursed to be deposited in the Base Escrow Fund or the Netrake Special Litigation Escrow Fund, as the case may be, and such amounts shall be available for satisfaction of indemnification obligations under this Article 8 and the Escrow Agreement in accordance with the terms thereof.

        (f) With respect to any claim for indemnification pursuant to this Article 8, notices by Audiocodes, Parent or Merger Sub shall be delivered to the Sellers’ Representative. Should the Sellers’ Representative resign or be unable to serve, a new Sellers’ Representative will be selected jointly by a vote of the Bridge Note Holders who, at Closing, held at least a majority of the principal amount of the Stockholder Bridge Notes, whose appointment shall be effective upon execution by such successor of a joinder agreement providing for such successor to become a party to the Escrow Agreement as the Sellers’ Representative, in which case such successor shall for all purposes of this Agreement and the Escrow Agreement be the Sellers’ Representative (and the prior acts taken by the succeeded Sellers’ Representative shall remain valid for purposes of this Agreement and the Escrow Agreement).

        (g) With respect to the Indemnified Litigation, (i) Parent hereby notifies, and the Sellers’ Representative hereby agrees, that the Indemnified Litigation constitutes a Third Party Claim under Section 8.3(a) hereof, (ii) as of the Closing, the Sellers’ Representative hereby notifies Parent, and Parent hereby agrees, that it shall conduct and control the Indemnified Litigation in the name and on behalf of the Company in accordance with Section 8.3(a) hereof, subject to any rights of the applicable insurance carrier, (iii) the Seller’s Representative hereby agrees that the applicable insurance carrier has been timely notified as contemplated by Section 8.3(d) hereof and (iv) as of the Closing, the Sellers’ Representative hereby undertakes to pursue the claim against such insurance carrier in the name of and on behalf of the Company as contemplated by Section 8.3(d) hereof, and in so doing to comply with all relevant policy terms and conditions including, without limitation, those regarding cooperation.

        Section 8.4. Termination of Indemnification. All representations and warranties contained in this Agreement shall survive the Closing solely for purposes of this Article 8 and shall expire, and liability for covenants to be performed prior to the Closing and the right to be indemnified and held harmless shall terminate, on the date one year following the Closing Date; provided, however, that (i) the representations and warranties contained in Section 3.17 and 3.21 shall survive the Closing solely for the purposes of this Article 8 and shall expire, and the right to be indemnified and held harmless shall terminate, on the date that is sixty (60) days following the expiration of the applicable statute of limitations, (ii) the representations and warranties contained in Section 3.5 shall survive the Closing indefinitely solely for purposes of this Article 8 and (iii) in accordance with the terms of the Escrow Agreement, such obligations to indemnify and hold harmless shall not terminate with respect to any Losses as to which the Indemnified Party shall have, on or prior to such date, previously made a claim by delivering a notice of such claim to the Indemnifying Party.

        Section 8.5. No Right of Contribution. No Seller shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

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ARTICLE 9
TERMINATION

        Section 9.1. Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time whether before or after receipt of the Stockholder Approval:

        (a) by mutual written consent of Audiocodes, Parent, Merger Sub and the Company;

        (b) by either Parent or the Company:

    (i)        if the Merger is not consummated on or before August 31, 2006; provided, however, that if the Merger has not been consummated on or before such date because the condition set forth in Section 7.1(b) has not yet been satisfied (but the expiration of applicable review periods has not occurred and approval has not been denied), then such date shall be extended until the earlier of (i) two (2) Business Days following satisfaction of such condition or (ii) September 30, 2006 (the date of August 31, 2006 or such extended date being referred to as the "Outside Date"); provided, further, that the Outside Date shall not be extended past August 31, 2006 or any later date unless the Parent is in compliance with the provisions of Section 1.1.3 of the Loan Agreement;

    (ii)        if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

    (iii)        if any condition to the obligation of such Party to consummate the Merger set forth in Section 7.2 (in the case of Parent) or 7.3 (in the case of the Company) becomes incapable of satisfaction prior to the Outside Date;

        (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.2(a) and (ii) cannot be or has not been cured within ten (10) Business Days after the giving of written notice to the Company of such breach;

        (d) by the Company, if Audiocodes or Parent breaches or fails to perform in any material respect of any of their respective representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.3(a) or 7.3(b) and (ii) cannot be or has not been cured within ten (10) Business Days after the giving of written notice to Parent or Audiocodes of such breach; or

        (e) by Parent if, within one hour after of the execution and delivery of this Agreement, the holders of Capital Stock of the Company set forth in Section 9.1(e) of the Disclosure Schedule shall not have executed and delivered the written consent of stockholders and notice to the Company attached as Exhibit D hereto (the "Written Consent"), duly adopting the resolutions contained therein, or the Stockholder Approval shall not have been duly obtained.

        Section 9.2. Effect of Termination. If this Agreement is terminated and the Merger and the other transactions contemplated hereby are abandoned as described in this Article 9, this Agreement shall forthwith become void and of no further force or effect, except for the provisions of Sections 6.2, 6.4 and this Section 9.2; provided that nothing in this Section 9.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement.

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ARTICLE 10
GENERAL PROVISIONS

        Section 10.1. Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a Party in accordance with this Section 10.1:

        (a) if to Audiocodes

Audiocodes Ltd. 1 Hayarden Street, Airport City Lod, 70151 P.O. Box 255, Ben Gurion Airport , Israel 70100 Attention: Itamar Rosen Facsimile No.: 972-3-976-4040

with a copy to: Covington & Burling 1330 Avenue of the Americas New York, New York 10019 Attention: Ellen Corenswet Facsimile No.: (212) 841-1010

        (b) if to Parent or Merger Sub:

Audiocodes Ltd. 1 Hayarden Street, Airport City Lod, 70151 P.O. Box 255, Ben Gurion Airport , Israel 70100 Attention: Itamar Rosen Facsimile No.: 972-3-976-4040

and

Audiocodes, Inc. 2099 Gateway Place, Suite 500 San Jose, California 95110 Attention: Chief Financial Officer Facsimile No: (408) 451-9520

with a copy to: Covington & Burling 1330 Avenue of the Americas New York, New York 10019 Attention: Ellen Corenswet Facsimile No.: (212) 841-1010

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        (c) if to the Company:

Netrake Corporation 3000 Technology Drive Suite 100 Plano, Texas 75074 Attention: President Facsimile No.: (214) 291-1010

with a copy prior to the Closing to: Haynes and Boone LLP 2505 N. Plano Road Suite 4000 Richardson, Texas 75082 Attention: Bill Kleinman Facsimile No.: (972) 692-9065

and with copies after the Closing to:

Audiocodes Ltd.
1 Hayarden Street, Airport City Lod, 70151
P.O. Box 255, Ben Gurion Airport, Israel 70100
Attention: Itamar Rosen
Facsimile No.: 972-3-976-4040

Audiocodes, Inc.
2099 Gateway Place, Suite 500
San Jose, California 95110
Attention: Chief Financial Officer
Facsimile No: (408) 451-9520

and

Covington & Burling 1330 Avenue of the Americas New York, New York 10019 Attention: Ellen Corenswet Facsimile No.: (212) 841-1010

        (d) if to the Sellers' Representative to:

Will Kohler Prism Venture Partners 100 Lowder Brook Drive, Suite 2500 Westwood, Massachusetts 02090 Facsimile No.: (781) 302-4040

with a copy to: Goodwin Procter LLP 53 State Street Boston, Massachusetts 02109 Attention: John M. Mutkoski Facsimile No.: (617) 523-1231

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All notices and communications under this Agreement shall be deemed to have been duly given) (w) when delivered by hand, if personally delivered, (x) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service, (y) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine or (z) upon confirmation by telephone or an email response from the recipient, in the case of email.

        Section 10.2. Definitions. The following capitalized terms have the following meanings:

        “Affiliate” means, with respect to any Person, a Person who is an “affiliate” of such first Person within the meaning of Rule 405 under the Securities Act of 1933.

        “Benefit Agreement” means any employment, deferred compensation, severance, termination, retention, change in control, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement between the Company and any Company Personnel, or any agreement between the Company and any Company Personnel, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement.

        “Benefit Plan” means any Pension Plan or any bonus, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option (including the Company Stock Plans), phantom stock, performance, retirement, vacation, severance or termination, disability, death benefit, employment, supplemental unemployment benefit, consulting, independent contractor, director, retention, hospitalization, fringe benefit, medical, dental, vision, accident or other plan, program, policy, arrangement or Contract (whether or not subject to the Laws of the United States or of another jurisdiction) established, maintained, contributed to or required to be established, maintained or contributed to by the Company or any ERISA Affiliate, in each case, providing benefits to any Company Personnel (or to any other person for the benefit of any Company Personnel, such as a beneficiary, alternate payee, or a dependent thereof), and in each case whether written or oral, informal or formal, subject to ERISA or not. The term “Benefit Plan” shall also include any plan, program, policy, arrangement or Contract with respect to which the Company or any ERISA Affiliate may have liability (including potential, secondary or contingent liability) under Title IV of ERISA or otherwise to any Person being and including any liability by reason of any Person’s being or having been an ERISA Affiliate.

        “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in New York City or Tel Aviv, Israel are permitted or required by Law, executive order or decree of a Governmental Entity to remain closed.

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        “Capital Stock” means any capital stock or share capital of, other voting securities of, other equity interest in, or right to receive profits, losses or distributions of, any Person.

        “Change of Control Bonus Plan” means the Netrake Corporation Change of Control Incentive Plan dated March 10, 2006, as amended on May 19, 2006.

        “Company Knowledge Persons” means Bruce Hill, Robert Maher, Michael Buckalew, Mona Gaglione and Shashi Kanth.

        “Constitutive Documents” means (i) with respect to a Person that is a corporation, such Person’s certificate or articles of incorporation and by-laws, (ii) with respect to a Person that is a limited liability company, such Person’s certificate of formation and operating or limited liability company agreement, (iii) with respect to a Person that is a partnership, such Person’s partnership agreement, (iv) with respect to a Person that is a trust, such Person’s trust instrument or agreement, and (v) with respect to a Person that is a legal entity (including one of the type described in clauses (i) through (iv)), any constitutive document of such entity or other document or Contract analogous to those described in clauses (i) through this clause (v).

        “Contract” means any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, agreement, instrument or legally binding commitment, arrangement, obligation, undertaking or understanding, whether written or oral.

        “Deferred Revenue and Bookings” means (i) the dollar amount of deferred revenue of the Company for products previously shipped to customers less any amounts related to shipping charges, letters of credit and banking charges, insurance, sales and withholding or other similar taxes (but not income taxes), third party commissions, product returns, refunds or credits (“Deferred Revenue”); provided, that no amounts received shall constitute Deferred Revenue if a claim against the Company is outstanding concerning such shipped product; and provided, further, that deferred revenue related to support and other service fees shall be included in Deferred Revenue only to the extent that the Company reasonably expects to be able to recognize such deferred revenue as revenue within six (6) months of the Closing Date; and (ii) the dollar amount of orders for products which have been received and accepted by the Company but not shipped (“Bookings”); provided, however, that an order will only be included in Bookings if the expected shipping date is within three months of the date of acceptance by the Company of such order and the Company reasonably expects such products to be shipped within such three-month period. Notwithstanding the foregoing, no deferred revenue or bookings related to customers listed in Section 2.4 of the Company Disclosure Schedule shall be included in the calculation of Deferred Revenue and Bookings. The recording of Deferred Revenue and Bookings and the recognition of the revenue comprising Deferred Revenue shall be in accordance with Parent’s revenue recognition policy, GAAP and the applicable rules of the Securities and Exchange Commission.

        “Disclosure Schedule” means a schedule of exceptions to the representations and warranties of the Company set forth in Article 3 and other items as set forth herein, delivered contemporaneously with this Agreement.

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        “Environmental Law” means any applicable Law (including but not limited to principles of common law) and binding administrative or judicial interpretations thereof relating to (i) the protection of the environment (including indoor and outdoor air, water vapor, surface water, groundwater, wetlands, drinking water supply, surface or subsurface land), natural resources and human health and safety; (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, presence, or the release or threatened release of, Hazardous Materials; (iii) the collection, recovery and recycling of waste resulting from marketed products and their packaging; and (iv) the environmental design, energy efficiency requirements or chemical composition of marketed products and their packaging.

        “Governmental Entity” means any nation, state, province, county, city or political subdivision and any official, agency, arbitrator, authority, court, department, commission, board, bureau, instrumentality or other governmental or regulatory authority of any thereof, whether domestic or foreign.

        “Hazardous Materials” means any and all materials (including without limitation substances, chemicals, compounds, mixtures, products or byproducts, biologic agents, living or genetically modified materials, wastes, pollutants and contaminants) that are (i) listed, characterized or regulated pursuant to Environmental Law; (ii) identified or classified as “hazardous,” “toxic,” “dangerous,” “pollutant,”“contaminant,” “explosive,” “corrosive,”“flammable,” “radioactive” or “reactive”; (iii) capable of causing harm or injury to human health, natural resources or the environment; or (iv) crude oils, petroleum, petroleum products, wastes or byproducts, asbestos or asbestos containing materials, lead-based paint, polychlorinated biphenyls, urea formaldehyde or explosives.

        “Indebtedness” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money, with respect to deposits or advances of any kind or for the deferred purchase price of property or services (other than current trade liabilities incurred in the Ordinary Course of Business and payable in accordance with customary practices and not more than 90 days past due), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vi) all guarantees by such Person of Indebtedness of others, (vii) all capital lease obligations of such Person, (viii) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, caps or collar agreements or other interest or exchange rate hedging arrangements either generally or under specific contingencies, (ix) all obligations of such Person as an account party in respect of letters of credit and banker’s acceptances, (x) all obligations of such Person consisting of overdrafts (e.g., cash float reflected as a negative on the cash line) and (xi) all obligations of such Person pursuant to any deferred compensation agreements.

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        “Indemnified Litigation” means any action, suit, proceeding, claim, arbitration or mediation arising from transactions between the Company and Volo Communications, Inc., VoIP, Inc., Volo Acquisitions Group, Inc., Caerus, Inc. or any Affiliate of such Persons, including, without limitation, Volo Communications, Inc. and Volo Acquisitions, Inc. v. Netrake Corporation, Case No. 05015001, in the Circuit Court of the Seventeenth Judicial Circuit in and for Broward County, Florida; Netrake Corporation v. Volo Communications, Inc. and Volo Acquisitions, Inc., VoIP, Inc. and Caerus, Inc., Cause No. 05-10839, in the 192nd Judicial District Court for Dallas County, Texas, Netrake Corporation v. Volo Communications, Inc. and Volo Acquisitions, Inc., VoIP, Inc. and Caerus, Inc., AAA Case No. 71 181 Y 00623 05, in Dallas Texas.

        “Indemnified Party” means either a Parent Indemnified Party or a Seller Indemnified Party.

        “Indemnifying Party” means (i) with respect to a claim for indemnification pursuant to Section 8.1, the Bridge Note Holders, as represented by the Sellers’ Representative in accordance with the Escrow Agreement and subject to the limitations of Section 8.4 hereof, and (ii) with respect to a claim for indemnification pursuant to Section 8.2, Parent.

        “Intellectual Property” of any Person means all intellectual property rights of any kind, including those arising from or in respect of the following, whether protected, created or arising under any Law, including: (i) all patents and applications therefor, including provisionals, non-provisionals, continuations, divisionals, continuations-in-part, or reexaminations or reissues of patent applications and patents issuing thereon (collectively, “Patents”); (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, “Marks”); (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, “Copyrights”); (iv) trade secrets, discoveries, concepts, ideas, research and development, know-how, formulae, algorithms, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, methods, programs, subroutines, tools, materials, processes, inventions (whether patentable or unpatentable and whether or not reduce to practice), apparatus, creations, improvements, works of authorship and other similar materials, all recordings, graphs, designs, drawings, reports, analyses, and other writings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals and other tangible embodiments of the foregoing, in any form whether or note specifically listed herein, and all related technology; and (v) all Software.

        “Knowledge” and “knowledge”, with respect to the Company, means the actual knowledge and the knowledge that could have been obtained following reasonable inquiry of the Company Knowledge Persons.

        “Litigation Expense Amount” means court costs, fees and expenses of attorneys, accountants, financial advisors, consultants, investigators and other experts and other expenses of litigation relating to the Indemnified Litigation which are paid by the Company during the period on or after June 1, 2006 and to and including the Closing Date.

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        “Loan Agreement” means the Loan Agreement dated July 6, 2006 between Netrake Corporation and Audiocodes, Inc.

        “Losses” means any debts, obligations and other liabilities (whether known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or not accrued, asserted or unasserted or otherwise), losses, claims, damages, Taxes, interest obligations, deficiencies, Judgments, assessments, fines, fees, penalties and expenses (including amounts paid in settlement, interest, court costs, fees, retainers (which shall be subject to refund to the extent not used for services) and expenses of attorneys, accountants, financial advisors, consultants, investigators and other experts and other expenses of litigation, arbitration, mediation, investigation or pursuit of insurance or contribution).

        “Material Adverse Effect” means any change, circumstance, development, state of facts, event or effect (i) that has had or could reasonably be expected to have a material adverse change or effect (taken alone or in the aggregate with any other adverse change or effect) in or with respect to the business, assets, condition (financial or otherwise), prospects or results of operations of the Company, taken as a whole or (ii) that could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement , in each case other than (A) any change, circumstance, development, state of facts, event or effect caused by conditions affecting the United States generally or the economy of any nation or region in which the Company conducts business or (B) any change, circumstance, development, state of facts, event or effect caused by conditions generally affecting the industry in which the Company conducts business; provided, that in either such case, the Company is not disproportionately affected.

        “Option” means an option to purchase or acquire shares of Common Stock of the Company held by an employee, director or consultant of the Company under a Company Stock Plan.

        “Permitted Liens” means the following, to the extent not securing Indebtedness: (i) statutory Liens for Taxes not yet due or payable; (ii) Liens for assessments and other governmental charges or Liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the Ordinary Course of Business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; and (iii) Liens incurred in the Ordinary Course of Business in connection with workers’ compensation, unemployment insurance and other types of social security.

        “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any Governmental Entity.

        “Representatives” means, with respect to a Person, such Person’s legal, financial, internal and independent accounting and other advisors and representatives.

        “Restricted Stock” means any Capital Stock of the Company that is subject to a right of repurchase or redemption by the Company, subject to forfeiture back to the Company or subject to transfer or lock-up restrictions.

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        “Second Amended and Restated Certificate” means the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date of this Agreement.

        “Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code form, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

        “Stockholder Bridge Notes” means those promissory notes in the aggregate principal amount of not more than $6,400,000 (but requiring repayment thereof, in certain circumstances, of two times such amount) issued by the Company pursuant to the Secured Subordinated Convertible Note Purchase Agreements dated as of November 15, 2005 and April 27, 2006 between the Company and the parties listed on Schedule 1 to such agreements, plus any Remaining Bridge Notes issued by the Company after the date hereof.

        “Stockholder Bridge Note Percentage” means, with regard to each Bridge Note Holder, the proportion that the principal amount of such Bridge Note Holder’s Stockholder Bridge Note bears to the aggregate principal amount of all Stockholder Bridge Notes.

        “Subsidiary” means, with respect to any Person, another Person (i) an amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person or (ii) of which such first Person is a general partner.

        “Tax” means: (i) any United States federal, state, local and foreign income, profits, franchise, license, capital, transfer, ad valorem, wage, severance, occupation, import, custom, gross receipts, payroll, sales, employment, use, stamp, alternative or add-on minimum, environmental, withholding and any other tax, duty, assessment or governmental tax charge of any kind whatsoever, imposed or required to be withheld by any taxing authority; (ii) any interest, additions to tax, or penalties applicable or related thereto; and (iii) any amount described in clause (i) or (ii) for which a Person is liable as a successor or transferee, or by Contract, indemnity or otherwise.

        “Tax Return” means any return, declaration, report, claim for refund, or information return or statement or other form relating to Taxes filed or required to be filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

        “Third Party Claim” means any Legal Proceeding, claim or demand by a Person other than a Person from which indemnification may be sought under Article 8.

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        “Transaction Agreements” means, collectively, this Agreement and the Escrow Agreement.

        “Warrant” means a warrant, option or other right to purchase or acquire Capital Stock of the Company other than the Options.

        Section 10.3. Descriptive Headings; Certain Interpretations. The table of contents and headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) “or” is not exclusive and “include”, “includes” and “including” are not limiting; (ii) “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) “date hereof” refers to the date of this Agreement; (iv) “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if”; (v) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vi) references to an agreement or instrument mean such agreement or instrument as from time to time amended, modified or supplemented; (vii) references to a Person are also to its permitted successors and assigns; (viii) references to an “Article”, “Section”, “Subsection”, “Exhibit” or “Schedule” refer to an Article of, a Section or Subsection of, or an Exhibit or Schedule to, this Agreement; (ix) words importing the masculine gender include the feminine or neuter and, in each case, vice versa; and (x) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, whether such amendment or modification is made, or issuance of such rules or regulations occurs, before the date of this Agreement or after the date of this Agreement but before the Closing Date.

        Section 10.4. Sellers' Representative.

        (a) The Company designates Will Kohler as the representative of the Bridge Note Holders and any other person who is or becomes, through the Effective Time, a Bridge Note Holder (such person, the “Sellers’ Representative”). The Seller’s Representative hereby accepts its appointment as of the date hereof. From and after the date hereof, the Sellers’ Representative shall serve as the sole representative of such Persons with respect to this Agreement, the Escrow Agreement and the transactions contemplated hereby and thereby.

        (b) The Sellers’ Representative shall serve in such capacity without compensation except for the reimbursement from such Persons of out-of-pocket expenses. Notwithstanding anything to the contrary contained in this Agreement, Sellers’ Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Seller shall otherwise exist against Sellers’ Representative. Following Parent’s payment to the Sellers’ Representative of any amount pursuant to this Agreement or the Escrow Agreement, Parent shall have no liability to any Bridge Note Holder for any such amount, including for the Sellers’ Representative’s failure to distribute such amount to the Bridge Note Holder in accordance with their individual arrangements with the Sellers’ Representative, and each such Bridge Note Holder’s sole remedy shall be against the Sellers’ Representative and not against Audiocodes or Parent. The Sellers’ Representative shall have reasonable access to information about the Company and the Surviving Corporation and the reasonable assistance of the Company’s and Surviving Corporation’s officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Sellers’ Representative shall treat confidentially and not disclose any nonpublic information from or about the Company or the Surviving Corporation to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

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        Section 10.5. Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties, except that Merger Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Audiocodes or to any Subsidiary of Audiocodes, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

        Section 10.6. Specific Enforcement.  The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law, in equity or otherwise.

        Section 10.7. Waiver and Amendment.

        (a) At any time prior to the Effective Time, the Parties may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 10.7(b), waive compliance with any of the agreements or conditions contained in this Agreement. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Party at Law, in equity or otherwise.

        (b) Except as otherwise specifically set forth in this Agreement, this Agreement may be amended by the Parties at any time; provided, however, that there shall be made no amendment that by Law requires further approval by stockholders of either Party, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

        (c) Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (i) only if it is made or given in writing and signed by Parent and the Company or, in the case of a waiver, by the party granting the waiver and (ii) only in the specific instance and for the specific purpose for which made or given.

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        Section 10.8. Entire Agreement.  The Transaction Agreements and the Confidentiality Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, with respect to the transactions contemplated thereby. The Confidentiality Agreement shall survive any termination of this Agreement.

        Section 10.9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein express or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights or remedies; provided, however, that the Bridge Note Holders, acting through the Sellers’ Representative, shall be third party beneficiaries of this Agreement.

        Section 10.10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

        Section 10.11. Governing Law; Jurisdiction; Venue; Service Of Process; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except matters mandatorily governed by the DGCL shall be so governed. Each Party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, any of the other Transaction Agreements, any transaction contemplated hereby and thereby or the relationship of the parties created hereby or thereby. Each Party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement, the other Transaction Agreements, the transactions contemplated hereby or thereby or the relationship of the parties created hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such Legal Proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Proceeding is brought in an inconvenient forum, that the venue of the Legal Proceeding is improper, or that this Agreement or any other Transaction Agreement or the Merger may not be enforced in or by any of the above-named courts. Each Party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any other Transaction Agreement, any of the transactions contemplated hereby or thereby or the relationship of the parties created hereby or thereby.

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        Section 10.12. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

        Section 10.13. Currency. All references to “dollars” or “$” shall refer to the lawful currency of the United States and all calculations of amounts herein shall be determined in dollars unless otherwise provided herein.

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        IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

AUDIOCODES LTD. By: /s/ Shabtai Adlersberg —————————————— Name: Shabtai Adlersberg Title: Chairman of the Board, President and CEO

AUDIOCODES INC. By: /s/ Shabtai Adlersberg —————————————— Name: Shabtai Adlersberg Title: Director

VIOLET ACQUISITION CORP. By: /s/ Shabtai Adlersberg —————————————— Name: Shabtai Adlersberg Title: Director

NETRAKE CORPORATION BY: /S/ Bruce Hill —————————————— Name: Bruce Hill Title: President and Chief Executive Officer

SELLERS' REPRESENTATIVE* By: /s/ Will Kohler —————————————— Name: Will Kohler

* For purposes of Section 10.4 of this Agreement only.

2

EXHIBIT A

ESCROW AGREEMENT ("Agreement") dated as of ________, 2006, among AUDIOCODES, INC., a Delaware corporation ("Parent"), WILL KOHLER (the "Sellers' Representative") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as escrow agent (the "Escrow Agent").

INTRODUCTION

        Parent, AudioCodes Ltd., a company organized under the laws of the State of Israel, Violet Acquisition Corp., a Delaware corporation (“Merger Sub”), Netrake Corporation, a Delaware corporation (the “Company”), and the Sellers’ Representative have entered into an Agreement and Plan of Merger dated as of July 6, 2006 (as it may be amended and in effect from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) and the Company shall continue as the surviving corporation. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

        The Merger Agreement requires, as a condition to the consummation of the transactions contemplated thereby, that Parent, the Sellers’ Representative and the Escrow Agent enter into this Agreement. Pursuant to the Merger Agreement, Parent will deposit $1,000,000 (the “Escrowed Cash”) into the Base Escrow Fund (as defined below) at the Effective Time, which date once known will be communicated in writing to the Escrow Agent by Parent.

        In addition, pursuant to the Merger Agreement, Parent will deposit $4,000,000 (the “Special Escrowed Cash”) into the Special Escrow Fund (as defined below) at the Effective Time, which date once known will be communicated in writing to the Escrow Agent by Parent.

        The parties hereto agree as follows:

    1.        Appointment of the Escrow Agent. Parent and the Sellers’ Representative appoint the Escrow Agent as, and the Escrow Agent agrees to assume and perform the duties of, the escrow agent pursuant to this Agreement.

    2.        The Base Escrow Fund. The Escrowed Cash, as it may be reduced from time to time in accordance with the terms of this Agreement, and all earnings on the Escrowed Cash (such Escrowed Cash and such earnings being referred to in this Agreement as the “Base Escrow Fund”), shall be held by the Escrow Agent in a separate account maintained for the purposes, on the terms and subject to the conditions of this Agreement and the Merger Agreement, until 5:00 p.m. Eastern Time on the first anniversary of the Closing Date (the “Base Escrow Release Date”). The Base Escrow Fund shall be held in escrow and shall not be subject to any lien, attachment or trustee process or any other judicial process by any creditor of any of the Bridge Note Holders or any party to this Agreement and shall be used solely for the purposes set forth in this Agreement and the Merger Agreement. Except as specifically set forth in this Agreement, amounts held in the Base Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of Parent, any Indemnified Party, the Sellers’ Representative or the Bridge Note Holders in any capacity.

    3.        The Netrake Special Litigation Escrow Fund. The Special Escrowed Cash, as it may be reduced from time to time in accordance with the terms of this Agreement, and all earnings on the Special Escrowed Cash (such Special Escrowed Cash and such earnings being referred to in this Agreement as the “Netrake Special Litigation Escrow Fund”) shall be held by the Escrow Agent in a separate account maintained for the purposes, on the terms and subject to the conditions of this Agreement and the Merger Agreement, until the date on which one of the following has occurred with regard to the Indemnified Litigation: (A) the entry of a final, nonappealable judgment of a court of competent jurisdiction, (B) the execution and delivery of a settlement agreement and release by the parties to the Indemnified Litigation, or (C) the entry of a final, non-appealable award in an arbitration proceeding (such date being referred to as the “Special Escrow Release Date”). The Netrake Special Litigation Escrow Fund shall be held in escrow and shall not be subject to any lien, attachment or trustee process or any other judicial process by any creditor of any of the Bridge Note Holders or any party to this Agreement and shall be used solely for the purposes set forth in this Agreement and the Merger Agreement. Except as specifically set forth in this Agreement, amounts held in the Netrake Special Litigation Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of Parent, any Indemnified Party, the Sellers’ Representative or the Bridge Note Holders in any capacity.

    4.        Investment of the Base Escrow Fund and the Special Escrow.

    (a)        Permitted Investments. The Escrow Agent shall invest and reinvest the Base Escrow Fund and the Netrake Special Litigation Escrow Fund in such Permitted Investments as Parent and the Sellers’ Representative shall jointly, from time to time, direct by written notice to the Escrow Agent, such direction to specify the particular investment, or category of investment, to be made. A “Permitted Investment” is an investment in (i) direct obligations of the United States Treasury or obligations guaranteed fully as to payment of interest, principal and premium (if any) by the United States Treasury that, in each case, mature within one year from the date of its acquisition by the Base Escrow Fund and the Netrake Special Litigation Escrow Fund, (ii) repurchase agreements fully collateralized by United States Treasury securities, or (iii) common trust funds, mutual funds, or money market funds (including any investment products maintained by the Escrow Agent) that invest solely in one or more investments described in clauses (i) or (ii) above; (provided that the net asset value of any such fund as of any date is publicly available and that the Base Escrow Fund’s and the Netrake Special Litigation Escrow Fund’s investment in such fund may be redeemed by the Escrow Agent at any time at 100% of the pro rata portion of such net asset value). The Escrow Agent shall have no responsibility for the review of proposed investments or otherwise to confirm whether any proposed investments meet the criteria for Permitted Investments prescribed in the preceding sentence and may rely conclusively upon a written investment instruction of Parent and the Sellers’ Representative as authorized in accordance with such criteria. If no written investment instructions are provided by 12:00 noon (New York City time) on the maturity date of any investment held in the Base Escrow Fund or the Netrake Special Litigation Escrow Fund, the Escrow Agent shall reinvest the proceeds of the same and uninvested cash in the Base Escrow Fund or Netrake Special Litigation Escrow Fund (if any) in [Name of Money Market Fund To Come].

    (b)        Liquidation of Investments. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Escrow Agreement. The Escrow Agent shall have no liability for any loss, fee, tax or other charge sustained as a result of any investment or reinvestment made pursuant to the instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity.

    5.        Claims Against the Base Escrow Fund.

    (a)        Procedure For Claims Against Base Escrow Fund. An Indemnified Party may make a claim for indemnification against the Base Escrow Fund under Sections 8.1(a) of the Merger Agreement (such claims being referred to as the “Base Claims”) on or prior to the Base Escrow Release Date.

    (b)        Indemnification Certificates of Instruction. With respect to a Base Claim, Parent may at any time deliver to the Escrow Agent (with a copy to the Sellers’ Representative) one or more certificates in substantially the form of Annex I (an “Indemnification Certificate of Instruction”) with respect to such claim (attaching thereto a copy of a notice from Parent to the Sellers’ Representative that serves to identify for the Sellers’ Representative the indemnity claim covered by such Indemnification Certificate of Instruction). The Escrow Agent shall give written notice to the Sellers’ Representative of its receipt of an Indemnification Certificate of Instruction within two (2) Business Days of its receipt thereof.

    (c)        Payment of Owed Amount. If the Escrow Agent (i) shall not, within twenty (20) Business Days following its delivery of an Indemnification Certificate of Instruction to the Sellers’ Representative (the “Objection Period”), have received from the Sellers’ Representative a certificate in substantially the form of Annex II (an “Objection Certificate”) (a copy of which shall be delivered to Parent) disputing the Indemnified Parties’ right to be indemnified with respect to the indemnified matter referred to, or disputing the amount (the “Owed Amount”) in respect thereof claimed by the Indemnified Parties to be owed to them in respect thereof pursuant to the Merger Agreement, in such Indemnification Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (A) a certificate from Parent and the Sellers’ Representative substantially in the form of Annex III (a “Resolution Certificate”) stating that Parent and the Sellers’ Representative have agreed that the Owed Amount referred to in such Indemnification Certificate of Instruction (or a specified portion of the Owed Amount) is payable to one or more of the Indemnified Parties or (B) a copy of a final, nonappealable order of a court of competent jurisdiction (accompanied by a certificate of Parent substantially in the form of Annex IV (a “Litigation Certificate”)) (a copy of which shall also be provided to the Sellers’ Representative) stating that the Owed Amount referred to in such Indemnification Certificate of Instruction (or a specified portion of the Owed Amount) is payable to one or more of the Indemnified Parties, then the Escrow Agent shall, on or prior to the second Business Day next following, as applicable, (x) the expiration of the Objection Period or (y) the Escrow Agent’s receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, pay to Parent (or as otherwise directed in such Resolution Certificate or Litigation Certificate) from the Base Escrow Fund, by wire transfer of immediately available funds to a bank account designated by Parent in the Indemnification Certificate of Instruction, the amount set forth in such certificate plus any interest accrued thereon in accordance with Section 12(a) or, if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount plus any interest accrued thereon in accordance with Section 12(a).

    (d)        Notification of Dispute. The Escrow Agent shall give written notice to Parent of its receipt of an Objection Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Objection Certificate. The Escrow Agent shall give written notice to the Sellers’ Representative of its receipt of a Litigation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Litigation Certificate.

    (e)        Cancellation by Payment. Upon the payment by the Escrow Agent of the Owed Amount referred to in an Indemnification Certificate of Instruction, such Indemnification Certificate of Instruction shall be deemed cancelled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to in either such certificate, the related Indemnification Certificate of Instruction shall be deemed cancelled.

    (f)        Cancellation by Parent. Upon Parent’s determination that it then has no claim or it has released its claim with respect to an Owed Amount referred to in an Indemnification Certificate of Instruction (or a specified portion of the Owed Amount), Parent will deliver to the Escrow Agent a certificate substantially in the form of Annex V (a “Parent Cancellation Certificate”) canceling such Indemnification Certificate of Instruction (or such specified portion of the Owed Amount), and such Indemnification Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to the Sellers’ Representative of its receipt of a Parent Cancellation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Parent Cancellation Certificate.

    (g)        Cancellation by the Sellers’ Representative. Upon receipt of a final, nonappealable order of a court of competent jurisdiction to the effect that a Indemnified Party is not entitled to be indemnified for any (or a specified portion) of the Owed Amount referred to in an Indemnification Certificate of Instruction as to which the Sellers’ Representative delivered an Objection Certificate within the Objection Period, the Sellers’ Representative may, provided no Resolution Certificate or Litigation Certificate with respect to such matter shall have previously been received by the Escrow Agent, deliver a copy of such final, nonappealable court order (accompanied by a certificate of the Sellers’ Representative substantially in the form of Annex VI (a “Sellers’ Representative Cancellation Certificate”)) canceling such Indemnification Certificate of Instruction (or such specified portion of the Owed Amount) with respect to such Indemnified Party, and such Indemnification Certificate of Instruction (or portion thereof) shall thereupon be deemed cancelled. The Escrow Agent shall give written notice to Parent of its receipt of a Sellers’ Representative Cancellation Certificate within two (2) Business Days of its receipt thereof, together with a copy of such Sellers’ Representative Cancellation Certificate.

    (h)        No Duty to Verify. The Escrow Agent shall have no obligation to verify that an order attached to a Litigation Certificate or Sellers’ Representative Cancellation Certificate constitutes a final, nonappealable order of a court of competent jurisdiction, and shall be entitled to conclusively rely upon Parent’s or the Sellers’ Representative’s statement to that effect.

    (i)        Parent as Agent for Other Indemnified Parties. Only Parent may make a claim against the Base Escrow Fund, either for itself or on behalf of any other Indemnified Party. In the event that Parent makes a claim against the Escrow Fund on behalf of any other Indemnified Party, any amounts received by Parent on behalf of such other Indemnified Party shall be turned over to such other Indemnified Party promptly upon receipt by Parent.

    (j)        Litigation Claims. The Sellers’ Representative may conduct and control litigation in the name and on behalf of the Company pursuant to Section 8.3(a) of the Merger Agreement. All claims for indemnification permitted by Section 8.1(a) of the Merger Agreement including, without limitation, amounts incurred by the Sellers’ Representative in the name of the Company (such claims being referred to as the “Base Litigation Claims”) made on or prior to the Base Escrow Release Date shall be made in accordance with the procedure set forth in this Section 5(j). Sellers’ Representative shall submit to Parent, within two (2) Business Days of receipt, any requests or demands for payment that he or any other Indemnifying Party receives in connection with the rights and obligations of the Indemnifying Parties under Section 8.3 of the Merger Agreement, together with invoices or other appropriate evidence of such amounts. Parent shall submit such Base Litigation Claims, together with any Base Litigation Claims that it receives directly or through the Company, within three (3) Business Days of receipt to the Escrow Agent together with payment instructions if such payment is to be made other than to the Indemnified Party (e.g., to counsel or to a party to the Indemnified Litigation). If the Sellers’ Representative has not previously received a copy of such Base Litigation Claim and evidence thereof, such claim shall also be delivered concurrently to the Sellers’ Representative. The Escrow Agent shall pay any Base Litigation Claim submitted in accordance with this Section 5(j) from the Base Escrow Fund within fifteen (15) Business Days following receipt of such claim; provided, however, the Escrow Agent shall not pay any Base Litigation Claim for the amount of any judgment, arbitration award or settlement unless such claim is accompanied by a Litigation Certificate. All amounts paid in accordance with this Section 5(j) shall be considered indemnification payments made under Section 8.1(a) of the Merger Agreement. Nothing contained in this Section 5(j) shall affect the rights or obligations of any party under Section 8.3 of the Merger Agreement.

    6.        Claims Against the Netrake Special Litigation Escrow Fund. Pursuant to Section 8.3(f) of the Merger Agreement, the Sellers’ Representative shall conduct and control the Indemnified Litigation in the name and on behalf of the Company pursuant to Section 8.3(a) of the Merger Agreement. All claims for indemnification permitted by Section 8.1(b) of the Merger Agreement including, without limitation, amounts incurred by the Sellers’ Representative in the name of the Company (such claims being referred to as the “Special Litigation Claims”) made on or prior to the Special Escrow Release Date shall be made in accordance with the procedure set forth in this Section 6. Sellers’ Representative shall submit to Parent, within two (2) Business Days of receipt, any requests or demands for payment that he or any other Indemnifying Party receives in connection with the rights and obligations of the Indemnifying Parties under Section 8.3 of the Merger Agreement, together with invoices or other appropriate evidence of such amounts. Parent shall submit such Special Litigation Claims, together with any Special Litigation Claims that it receives directly or through the Company, within three (3) Business Days of receipt to the Escrow Agent together with payment instructions if such payment is to be made other than to the Indemnified Party (e.g., to counsel or to a party to the Indemnified Litigation). If the Sellers’ Representative has not previously received a copy of such Special Litigation Claim and evidence thereof, such claim shall also be delivered concurrently to the Sellers’ Representative. The Escrow Agent shall pay any Special Litigation Claim submitted in accordance with this Section 6 from the Netrake Special Litigation Escrow Fund within fifteen (15) Business Days following receipt of such claim; provided, however, the Escrow Agent shall not pay any Special Litigation Claim for the amount of any judgment, arbitration award or settlement unless such claim is accompanied by a Litigation Certificate. All amounts paid in accordance with this Section 6 shall be considered indemnification payments made under Section 8.1(b) of the Merger Agreement. Nothing contained in this Section 6 shall affect the rights or obligations of any party under Section 8.3 of the Merger Agreement.

    7.        Release of Base Escrow Funds and Netrake Special Litigation Escrow Fund.

    (a)        Release of Base Escrow Fund. On the next Business Day following the Base Escrow Release Date, the amount (if any) equal to (A) all amounts that remain in the Base Escrow Fund as of such date minus (B) the Outstanding Claims Reserve (as defined below) as of such date shall be released from the Escrow Fund by the Escrow Agent as provided in Section 7(d). “Outstanding Claims Reserve” means, as of any date, the sum of all of the (i) Owed Amounts referred to in Indemnification Certificates of Instruction, Resolution Certificates and Litigation Certificates received by the Escrow Agent (on or before the Base Escrow Release Date in the case of Indemnification Certificates of Instruction) that have not been cancelled as of such date in accordance with Section 5(d), (e) or (f), without duplication, and (ii) Base Litigation Claims that remain unpaid. Parent and Sellers’ Representative shall mutually determine what amount, if any, should be retained with respect to any Base Litigation Claims that remain unpaid so that adequate funds will be available in the Base Escrow Fund for the payment of all such Base Litigation Claims.

    (b)        Release of Netrake Special Litigation Escrow Fund. On the next Business Day following the Special Escrow Release Date, the amount (if any) equal to (A) all amounts that remain in the Netrake Special Litigation Escrow Fund as of such date minus (B) any Special Litigation Claims that remain unpaid as of such date shall be released from the Escrow Fund by the Escrow Agent as provided in Section 7(d). Parent and Sellers’ Representative shall mutually determine what amount, if any, should be retained with respect to any Special Litigation Claims that remain unpaid so that adequate funds will be available in the Netrake Special Litigation Escrow Fund for the payment of all such Special Litigation Claims.

    (c)        Reliance on Certificates. The Escrow Agent shall have no duty whatsoever to calculate, determine or verify any amount due under this Agreement. The Escrow Agent shall be directed in writing by the proper parties, as set forth herein, as to the amounts to be distributed from the Base Escrow Fund or the Netrake Special Litigation Escrow Fund, the complete payment instructions to be used in connection with such disbursement and may conclusively rely on such written directions. It is understood that the Escrow Agent shall only be responsible for remitting payment to Parent or an entity acting on behalf of Parent, and shall not be responsible for remitting any payment directly to the Sellers’ Representative or any other party.

    (d)        Delivery of Funds. The Escrow Agent shall deliver the funds to be released pursuant to Sections 7(a) and (b) as follows:

(i) Ten percent (10%) of such funds shall be released to the Company; and

(ii) The balance shall be paid to the Sellers’ Representative.

Following distribution to the Company of the amount set forth in Section 7(d)(i), Parent will cause the Company to pay to the Persons who were Participants in the Change of Control Bonus Plan, as defined in the Change of Control Bonus Plan, on the Closing Date a distribution in accordance with the Change of Control Bonus Plan.

    8.       Duties and Obligations of the Escrow Agent.

    (a)       The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance with this Agreement, and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in respect of, any other agreement or document and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. In furtherance and not in limitation of the foregoing:

    (i)       The Escrow Agent shall not be liable for any loss, fee, tax or other charge sustained as a result of investments or reinvestments made under this Agreement in accordance with the terms of this Agreement, including losses sustained as a result of any liquidation of any investment of the Base Escrow Fund or the Netrake Special Litigation Escrow Fund prior to their maturity effected in order to make a payment required by the terms of this Agreement.

    (ii)       The Escrow Agent shall not be liable for loss of interest or earnings incident to delays in the investment or reinvestment of cash held in the Base Escrow Fund or the Netrake Special Litigation Escrow Fund in accordance with the terms of this Agreement, provided that such delays did not result from the Escrow Agent’s willful misconduct, gross negligence or fraud.

    (iii)       The Escrow Agent shall be fully protected in conclusively relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered.

    (iv)       The Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection with this Agreement; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct, gross negligence or fraud.

    (v)       The Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

    (vi)       In the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights under this Agreement, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties under this Agreement as to which there is no such uncertainty, shall be to keep safely all property held in the Base Escrow Fund or the Netrake Special Litigation Escrow Fund until it shall be directed otherwise in writing by each of the parties to this Agreement, or by a final, nonappealable order of a court of competent jurisdiction; provided, however, that in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead Parent and the Sellers’ Representative in any court of competent jurisdiction and request that such court determine its rights and duties under this Agreement.

    (vii)       The Escrow Agent may execute any of its powers or responsibilities under this Agreement and exercise any rights under this Agreement either directly or by or through agents or attorneys selected with reasonable care.

    (viii)       The Escrow Agent shall not be obligated to take any legal or other action hereunder which might in its judgment involve or cause it to incur any expense or liability unless it shall have been furnished with reasonably acceptable assurances that the indemnification obligations of Parent and the Sellers’ Representative, if any, will be satisfied.

    (b)       Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or the Merger Agreement or of any agreement amendatory or supplemental to this Agreement.

    (c)       Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever (including, without limitation, lost profits), even if the Escrow Agent has been advised of the likelihood of such losses or damages and regardless of the form of action.

    9.       Cooperation. Parent and the Sellers’ Representative shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are reasonably necessary for the Escrow Agent to perform its duties and responsibilities under this Agreement.

    10.       Fees and Expenses; Indemnity.

    (a)       Fees and Expenses. Parent agrees to (i) pay the Escrow Agent upon execution of this Agreement and from time to time thereafter such compensation as shall be agreed in writing for the services to be rendered hereunder, which unless otherwise agreed in writing by Parent and the Escrow Agent shall be as described in Schedule I attached hereto, and (ii) pay or reimburse the Escrow Agent upon request for all reasonable expenses, disbursements and advances, including reasonable attorneys’ fees and expenses, incurred or made by it in connection with the preparation, execution, delivery, modification and termination of this Agreement. Each of Parent and Sellers’ Representative agrees, severally and not jointly, to reimburse the Escrow Agent upon request for one-half of all reasonable expenses, including reasonable attorneys’ fees and expenses reasonably incurred in connection with any disputes arising out of this Agreement. The Sellers’ Representative and Parent acknowledge that the foregoing obligations shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

    (b)       Indemnification of Escrow Agent. Parent and the Sellers’ Representative shall each, severally and not jointly, reimburse and indemnify the Escrow Agent and its employees, officers, directors, and agents (together, the “Escrow Agent Indemnitees”) for, and hold them harmless against, one-half of any and all loss, liability, damage, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses, reasonably incurred by the Escrow Agent in connection with the Escrow Agent’s performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim (whether asserted by Parent, the Sellers’ Representative or any other Person) or liability relating to this Agreement; provided, however, that neither Parent nor the Sellers’ Representative shall be required to reimburse or indemnify the Escrow Agent for, or hold it harmless against, any such loss, liability, damage, cost or expense arising as a result of the Escrow Agent’s willful misconduct or gross negligence. The Sellers’ Representative and Parent acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent or the termination of this Agreement.

    11.       Resignation and Removal of the Escrow Agent.

    (a)       Resignation and Removal. The Escrow Agent may resign as such 30 days after notifying Parent and the Sellers’ Representative in writing of its intent to resign. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by Parent and the Sellers’ Representative and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Section 11(c). In either event, upon the effective date of such resignation or removal, and upon payment of all amounts owed to the Base Escrow Agent hereunder, the Escrow Agent shall deliver the property comprising the Base Escrow Fund and the Netrake Special Litigation Escrow Fund to the successor jointly designated by Parent and the Sellers’ Representative or designated by a court of competent jurisdiction as provided in Section 11(b), as applicable, together with such records maintained by the Escrow Agent in connection with its duties under this Agreement and other information with respect to the Base Escrow Fund and the Netrake Special Litigation Escrow Fund as such successor may reasonably request. Any corporation or association into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Escrow Agent’s corporate trust line of business may be transferred, shall be the Escrow Agent under this Agreement without further act.

    (b)       Selection of Successor by Escrow Agent. If a successor escrow agent shall not have acknowledged its appointment as such as provided in Section 11(c), in the case of a resignation, prior to the expiration of 30 days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent’s removal, as the case may be, because Parent and the Sellers’ Representative are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may petition, at the expense of Parent and Sellers’ Representative, a court of competent jurisdiction for appointment of a successor escrow agent and any such resulting appointment shall be binding upon Parent, the Sellers’ Representative and the Selling Stockholders; provided, however, that any such successor escrow agent shall be in the business of providing escrow services as contemplated hereunder.

    (c)       Release of Withdrawing Escrow Agent. Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 11 of its agreement to serve as escrow agent under this Agreement and the receipt of the property then comprising the Base Escrow Fund and the Netrake Special Litigation Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement (except to the extent the withdrawing Escrow Agent’s actions or omissions to act with respect to such duties, responsibilities and obligations constituted gross negligence or willful misconduct) and the successor escrow agent shall for all purposes of this Agreement be the Escrow Agent. Any Escrow Agent acting under this Agreement shall each be entitled to rely on the survival of Section 10 following the withdrawal and replacement of such Escrow Agent.

    12.       Interest; Tax Matters.

    (a)       Subject to Section 12(b), Parent shall receive all interest on the portion, if any, of the Base Escrow Fund and the Netrake Special Litigation Escrow Fund ultimately released to Parent that was earned during the period from the Closing Date through the date Parent receives funds under this Agreement and the Sellers’ Representative shall receive all interest earned on the Base Escrow Fund and the Netrake Special Litigation Escrow Fund ultimately released to the Sellers’ Representative.

    (b)       Parent and the Sellers’ Representative agree that, solely for tax reporting purposes, all taxable interest on or other income, if any, attributable to the Base Escrow Fund, the Netrake Special Litigation Escrow Fund or any other amount held in escrow by the Escrow Agent pursuant to this Escrow Agreement shall be allocable to the Bridge Note Holders in proportion to their Stockholder Bridge Note Percentages. For purposes of IRS Form 1099, which the Escrow Agent shall be required to prepare and file, all reportable income shall be reported to the Internal Revenue Service as being attributable to Parent.

    (c)       As indicated in Sections 7(a) and 7(b) of this Agreement, the Escrow Agent shall only be responsible for remitting payment to the Sellers’ Representative, and shall not be responsible for remitting payment directly to the Bridge Note Holders. The Sellers’ Representative shall remit payment directly to the Bridge Note Holders and shall be responsible for all tax reporting to the Bridge Note Holders. If the Escrow Agent remits payment to the Sellers’ Representative, the Escrow Agent shall have the right to request from the Sellers’ Representative the appropriate tax forms (in each case a Form W-8 or W-9) or such other forms or documents that the Escrow Agent shall reasonably request. Notwithstanding the foregoing, the Escrow Agent shall report and, as required, withhold and remit to the appropriate authorities, any taxes as it determines may be required by any law or regulation in effect at the time of the distribution to the Sellers’ Representative. In the event that any earnings remain undistributed at the end of any calendar year, the Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as reasonably directed in writing by Parent and the Sellers’ Representative.

    13.       Funds Transfer Instructions. In the event funds transfer instructions are given (other than as set forth on Annex I or otherwise in writing at the time of execution of this Escrow Agreement), whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II (which persons shall be different than the person who provided the instructions), and the Escrow Agent may conclusively rely upon the confirmation of anyone purporting to be the person or persons so designated. The individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Parent or the Sellers’ Representative to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer. Parent and the Sellers’ Representative (both in its role as Sellers’ Representative and on behalf of the Bridge Note Holders) acknowledge that these security procedures are commercially reasonable.

    14.       Notices. All notices, requests, claims, demands, waivers and other communications under this Agreement shall be in writing and shall be by facsimile, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by any party in accordance with this Section 12:

    (a)        if to Parent:

AudioCodes Ltd.
1 Hayarden Street, Airport City Lod, 70151
P.O. Box 255, Ben Gurion Airport, Israel 70100
Attention: Itamar Rosen
Facsimile No.: 972-3-976-4040

and

AudioCodes Inc.
2099 Gateway Place, Suite 500
San Jose, California 95110
Attention: Chief Financial Officer
Facsimile No. (408) 451-9520

with a copy (which shall not constitute notice) to:

Covington & Burling
1330 Avenue of the Americas
New York, New York 10019
Attention: Ellen Corenswet
Facsimile No.: (212) 841-1010

    (b)        if to the Sellers' Representative:

Will Kohler
Prism Venture Partners
100 Lowder Brook Drive, Suite 2500
Westwood, Massachusetts 02090
Facsimile No.: (781) 302-4040

with a copy (which shall not constitute notice) to:

Goodwin Proctor LLP
53 State Street
Boston, MA 02109
Attention: John M. Mutkoski
Facsimile No.: (617) 523-1231

    (c)        if to the Escrow Agent:

U.S. Bank National Association 100 Wall Street 16th Floor New York, NY 10005 Attention: Corporate Trust Services Facsimile No.: (212) 361-6159

All notices and communications under this Agreement shall be deemed to have been duly given (x) when delivered by hand, if personally delivered, (y) one Business Day after when delivered to a courier, if delivered by commercial one-day overnight courier service or (z) when sent, if sent by facsimile, with an acknowledgment of sending being produced by the sending facsimile machine. The Escrow Agent shall mail to Parent and the Sellers’ Representative each month during the term of this Agreement a written statement of all transactions relating to the Escrow Fund.

    15.        Amendments and Waivers. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by each party hereto or, in the case of a waiver, by the party granting the waiver and (b) only in the specific instance and for the specific purpose for which made or given.

    16.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County and (b) the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of and related to this Agreement, and as between Parent and Sellers’ Representative, the Merger Agreement, any of the other agreements contemplated by the Merger Agreement (collectively, this Agreement, the Merger Agreement, and any of the other agreements contemplated by the Merger Agreement shall be referred to herein as the “Transaction Agreements”), or any transaction contemplated hereby and thereby. Each party agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 16. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, the other Transaction Agreements and the transactions contemplated hereby or thereby in (i) the Supreme Court of the State of New York, New York County or (ii) the United States District Court of New York, and hereby further irrevocably and unconditionally waives, and shall not assert by way of motion, defense, or otherwise, in any such legal proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the legal proceeding is brought in an inconvenient forum, that the venue of the legal proceeding is improper, or that this Agreement or any other Transaction Agreement or the Merger may not be enforced in or by any of the above-named courts. Each party irrevocably and unconditionally waives any right to trial by jury with respect to any Legal Proceeding relating to or arising out of this Agreement or any other Transaction Agreement or any of the transactions contemplated hereby or thereby.

    17.        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, except that Parent may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any affiliate of Parent, but no such assignment shall relieve Parent of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

    18.        Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not control or affect the meaning or construction of this Agreement. This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement (including its Schedules and Annexes) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. Time is of the essence of this Agreement. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns, if any. The Escrow Agent shall not be responsible for delays or failures in performance resulting from acts beyond its control if the Escrow Agent could not, after using all reasonable efforts, overcome such delays or failures in performance . Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, acts of terror, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

    19.        Account Opening Information.

    (a)        For accounts opened in the U.S.: To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will request information that will allow it to identify relevant parties.

    (b)        For non-U.S. accounts: To help in the fight against the funding of terrorism and money laundering activities, the Escrow Agent, along with all financial institutions, is required to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Escrow Agent will request information that will allow it to identify relevant parties.

[The remainder of this page is intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by duly authorized representatives as of the date first above written.

PARENT: AudioCodes, Inc. By: —————————————— Name: —————————————— Title: ——————————————

SELLERS' REPRESENTATIVE: Will Kohler By: —————————————— Name: —————————————— Title: ——————————————

ESCROW AGENT: U.S. Bank National Association, as Escrow Agent By: —————————————— Name: —————————————— Title: ——————————————

[SIGNATURE PAGE TO ESCROW AGREEMENT]

SCHEDULE I

ESCROW AGENT’S COMPENSATION

Escrow Agent Annual Administration Fee:	$5,000
(Payable upon closing)

Activity Fees:

The following Activity Fees cover the ordinary and customary administrative duties as escrow agent under the agreement.

Check Issuance:	$20.00
1099 Reporting:	Included in check and wire charge

The above fees are exclusive of reasonable out-of-pocket expenses including the costs of external counsel (if required).

Mailings (if required) will be billed at cost.

SCHEDULE II

TELEPHONE NUMBER(S) FOR CALL-BACKS
AND
PERSONS DESIGNATED TO GIVE OR CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Parent:

Name	Telephone Number	Signature Specimen

If to the Sellers’ Representative:

Name	Telephone Number	Signature Specimen

Telephone call-backs shall be made to each of Parent and the Sellers’ Representative if joint instructions are required pursuant to this Escrow Agreement.

Periodically, the parties may issue payment orders to us to transfer funds by Federal funds wire. The Escrow Agent reviews the orders to determine compliance with the governing documentation and to confirm signature by the appropriate party, in accordance with the above schedule. The Escrow Agent’s policy requires that, where practicable, it undertake callbacks to a party other than the individual who signed the payment order to verify the authenticity of the payment order.

Inasmuch as a person is the only employee in his or her office who can confirm wire transfers, the Escrow Agent will call him or her to confirm any Federal funds wire transfer payment order purportedly issued by him or her. Such person’s continued issuance of payment orders to the Escrow Agent and confirmation in accordance with this procedure will constitute such person’s agreement (1) to the callback security procedure outlined herein and (2) that the security procedure outlined herein constitutes a commercially reasonable method of verifying the authenticity of payment orders.

ANNEX I

INDEMNIFICATION CERTIFICATE OF INSTRUCTION

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), ________________ (the “Sellers’ Representative”), and U.S. Bank National Association a national banking association, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Indemnification Certificate of Instruction.

        Pursuant to Section 4(a) of the Escrow Agreement, Parent:

    (a)        certifies that (i) Parent has notified the Sellers’ Representative of the existence of a claim for Losses for which an Indemnified Party is entitled to be indemnified under the Merger Agreement, a copy of which notice is attached hereto, and (ii) the amount of $[__________] (the “Owed Amount”) is payable to Parent (or to another Indemnified Party, as the case may be) pursuant to the Merger Agreement by reason of the matter described in such notice; and

    (b)        instructs you to pay to Parent from the Base Escrow Fund the Owed Amount, by wire transfer of immediately available funds to Parent’s account at [name of bank], [ABA number], [title of account], [account number], which Owed Amount shall be payable as follows: (i) if you do not receive an Objection Certificate from the Sellers’ Representative prior to the expiration of the Objection Period, within two (2) Business Days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two (2) Business Days following your receipt of a Resolution Certificate or a Litigation Certificate.

AUDIOCODES INC. By: —————————————— Name: —————————————— Title: ——————————————

Dated: [_________]

cc:   Sellers' Representative

ANNEX II

OBJECTION CERTIFICATE

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), ___________________ (the “Sellers’ Representative”), and U.S Bank National Association a national banking association (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Objection Certificate.

        Pursuant to Section 4(b) of the Escrow Agreement, the Sellers’ Representative:

    (c)        disputes that the Owed Amount referred to in the Indemnification Certificate of Instruction dated [_________] is payable to Parent (or to another Indemnified Party, as the case may be) pursuant to the Merger Agreement;

    (d)        certifies that the undersigned has sent to Parent a written statement dated [_________] of the Sellers’ Representative, a copy of which is attached hereto, disputing the Indemnified Parties’ right to be indemnified (or to another Indemnified Party, as the case may be) with respect to the Owed Amount; and

(e) objects to your making payment to Parent as provided in such Indemnification Certificate of Instruction.

——————————————————— AS SELLERS' REPRESENTATIVE ———————————————————

Dated: [_________]

cc: Parent

ANNEX III

RESOLUTION CERTIFICATE

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), ___________________ (the “Sellers’ Representative”), and U.S. Bank National Association a national banking association, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Resolution Certificate.

        Pursuant to Section 4(b) of the Escrow Agreement, Parent and the Sellers’ Representative:

    (f)        certify that (i) Parent and the Sellers’ Representative have resolved their dispute as to the matter described in the Indemnification Certificate of Instruction dated [_________] and the related Objection Certificate dated [_________] and (ii) the final Owed Amount with respect to the matter described in such Certificates is $[_________];

    (g)        instruct you to pay to [name of recipient] from the Base Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to [name of recipient]‘s account at [name of bank], [ABA number], [title of account], [account number], within two (2) Business Days following your receipt of this Certificate; and

    (h)        agree that the Owed Amount designated in such Indemnification Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Parent (or to another Indemnified Party, as the case may be) and such Indemnification Certificate of Instruction is hereby cancelled.

AUDIOCODES, INC. By: —————————————— Name: —————————————— Title: ——————————————

Dated: [_________]	——————————————————— AS SELLERS' REPRESENTATIVE ———————————————————

ANNEX IV

LITIGATION CERTIFICATE

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), ___________________ (the “Sellers’ Representative”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Litigation Certificate.

        Pursuant to Section 4(b) of the Escrow Agreement, Parent:

    (i)        certifies that (i) attached hereto is (A) a final, nonappealable order of a court of competent jurisdiction, (B) an executed settlement agreement and release by the parties to the Indemnified Litigation, or (C) of a final, non-appealable award in an arbitration proceeding, resolving the dispute between Parent and the Sellers’ Representative as to the matter described in the Indemnification Certificate of Instruction dated [_________] and the related Objection Certificate dated [_________] and (ii) the final Owed Amount with respect to the matter described in such Certificates, as provided in the attached order is $[__________];

    (j)        instructs you to pay to Parent from the Base Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to Parent’s account at [name of bank], [ABA number], [title of account], [account number], within two (2) Business Days following your receipt of this Certificate; and

    (k)        agrees that the Owed Amount designated in such Indemnification Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to Parent (or to another Indemnified Party, as the case may be) and such Indemnification Certificate of Instruction is hereby cancelled.

AUDIOCODES, INC. By: —————————————— Name: —————————————— Title: ——————————————

Dated: [_________]

cc: Sellers' Representative

ANNEX V

PARENT CANCELLATION CERTIFICATE

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), __________________ (the “Sellers’ Representative”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Parent Cancellation Certificate.

        Pursuant to Section 4(e) of the Escrow Agreement, Parent:

    (l)        certifies that (i) it hereby withdraws its claim against the Company Bridge Note Holders with respect to [all] [specify portion] of the Owed Amount designated in the Indemnification Certificate of Instruction dated [_________] and (ii) as a result the Owed Amount with respect to such Indemnification Certificate of Instruction is $[_________]; and

(m) agrees that such Indemnification Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, cancelled.

AUDIOCODES, INC. By: —————————————— Name: —————————————— Title: ——————————————

Dated: [_________]

ANNEX VI

SELLERS’ REPRESENTATIVE CANCELLATION CERTIFICATE

TO

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

        AudioCodes, Inc., a Delaware corporation (“Parent”), ___________________ the “Sellers’ Representative”), and U.S. Bank National Association, a national banking association, as escrow agent (the “Escrow Agent”), are parties to an Escrow Agreement, dated as of [ ], 2006 (the “Escrow Agreement”). Capitalized terms defined in the Escrow Agreement have the same meanings when used in this Sellers’ Representative Cancellation Certificate.

        Pursuant to Section 4(f) of the Escrow Agreement, the Sellers’ Representative certifies that (i) attached hereto is a final, nonappealable order of a court of competent jurisdiction resolving the dispute between Parent and the Sellers’ Representative as to the matter described in the Indemnification Certificate of Instruction dated [_________] and the related Objection Certificate dated [_________] and (ii) as a result the Owed Amount with respect to such Indemnification Certificate of Instruction is $[_________].

——————————————————— AS SELLERS' REPRESENTATIVE ———————————————————

Dated: [_________]

EXHIBIT B

[FORM OF OPINION OF HAYNES AND BOONE LLP]

    1.        The Company is (i) a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and (ii) duly qualified to do business as a foreign corporation and in good standing in the state of Texas.

    2.        The execution and delivery by the Company of the Merger Agreement and the Escrow Agreement the consummation by the Company of the Merger and the other transactions expressly contemplated by the Merger Agreement have been duly authorized by all necessary corporate action on the part of the Company and the holders of Capital Stock of the Company, including the approval of the Merger and the transactions expressly contemplated by the Merger Agreement by the Company’s stockholders under the provisions of the DGCL and the Company’s certificate of incorporation and bylaws, and no other corporate action or proceeding on the part of the Company or its stockholders is necessary to authorize the Merger Agreement or to consummate the Merger and the other transactions expressly contemplated by the Merger Agreement or for the Company to comply with the provisions of the Merger Agreement. Each of the Merger Agreement, the Escrow Agreement and the Certificate of Merger has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties thereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors’ rights.

    3.        No consent, approval, license, permit, order or authorization of, registration, declaration or filing with, or notice to, any United States, Texas or Delaware Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of the Merger Agreement and the Escrow Agreement, the consummation by the Company of the Merger and the other transactions expressly contemplated by the Merger Agreement or the compliance by the Company with the provisions thereof, except for (i) filings pursuant to, and compliance with other applicable requirements of Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State.

    4.        The execution and delivery by the Company of the Merger Agreement and the Escrow Agreement and the consummation of the Merger and the other transactions expressly contemplated by the Merger Agreement and the compliance by the Company with the provisions thereof do not and will not conflict with, or result in any violation of or default under (with or without notice or lapse of time or both), or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under, or give rise to any increased, additional or guaranteed rights or entitlements under, any provision of (i) the Constitutive Documents of the Company, (ii) any of the agreements listed on Exhibit A hereto or (iii) to our knowledge, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

    5.        The authorized Capital Stock of the Company consists of (i) 1,119,153,822 shares of Company Common Stock and 930,376,328 shares of Company Preferred Stock, of which 10,215,131 shares are designated as Series A Preferred Stock, 86,000,037 are designated as Series B Preferred Stock, 231,878,724 are designated as Series C Preferred Stock, 442,282,436 are designated as Series D Preferred Stock and 160,000,000 are designated as Series D-1 Preferred Stock. There are 13,901,823 shares of Company Common Stock issued and outstanding and 10,215,131 shares of Series A Preferred, 83,313,605 shares of Series B Preferred, 226,092,199 shares of Series C Preferred, 439,890,531 shares of Series D Preferred and 158,910,455 shares of Series D-1 Preferred issued and outstanding. An aggregate of 181,819,455 shares of Common Stock of the Company are reserved for issuance under the Company’s 2000 Omnibus Securities Plan, as amended, of which, to our knowledge, 6,953,784 shares have been issued and are currently outstanding, 131,980,852 shares are issuable upon the exercise of outstanding options and 42,884,819 shares are available for future issuance, subject, in each case, to certain adjustment provisions applicable thereto. 2,686,432 shares of Series B Preferred are subject to outstanding Warrants, 5,786,525 shares of Series C Preferred are subject to outstanding Warrants, 2,391,905 shares of Series D Preferred are subject to outstanding Warrants and 549,863 shares of Series D-1 Preferred are subject to outstanding Warrants. There are 10,215,131 shares of Common Stock reserved for issuance in connection with the conversion of the Series A Preferred, 86,000,037 shares of Common Stock are reserved for issuance in connection with the conversion of the Series B Preferred, 231,878,724 shares of Common Stock are reserved for issuance in connection with the conversion of the Series C Preferred, 442,282,436 shares of Common Stock are reserved for issuance in connection with the conversion of the Series D Preferred, 160,000,000 shares of Common Stock are reserved for issuance in connection with the conversion of the Series D-1 Preferred and 60,000 shares of Common Stock are reserved for issuance upon exercise of options held by the Community Foundation of Texas. To our knowledge, except as described above, there are no other shares of Capital Stock of the Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Capital Stock of the Company have been duly authorized and validly issued and, to our knowledge, are fully paid and nonassessable. Except for the Company Options and Company Warrants and as otherwise set forth in the Disclosure Schedule, to our knowledge, (i) there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of Capital Stock of the Company, (ii) there are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company, and (iii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Capital Stock of the Company.

    6.        To our knowledge, except as set forth in the Disclosure Schedule, there is no suit, action, claim or proceeding that is pending or has been threatened in writing against the Company.

    7.        Upon the filing of the Certificate of Merger with the Delaware Secretary of State, the Merger will be effective under the DGCL.

EXHIBIT C

TERMINATION AND RELEASE OF STOCKHOLDER BRIDGE NOTES

August __, 2006

Netrake Corporation
3000 Technology Drive
Suite 100
Plano, Texas 75074
Attention: Bruce Hill
Facsimile No.: (214) 291-1010

Ladies and Gentlemen:

        Reference is made to (i) the Secured Subordinated Convertible Promissory Note Purchase Agreement dated as of November 15, 2005 (the “2005 Note Purchase Agreement”) by and among Netrake Corporation, a Delaware corporation (the “Company”), and the persons listed on Schedule 1 thereto, (ii) the Secured Subordinated Promissory Note Purchase Agreement, dated as of April 27, 2006 (the “2006 Note Purchase Agreement” and, together with the 2005 Note Purchase Agreement, the “Note Purchase Agreements”), by and among the Company and the persons listed on Schedule 1 thereto, (iii) the Security Agreement dated as of November 15, 2005 (the “2005 Security Agreement”) by and among the Company and the Investors listed on Schedule I thereto (iv) the Security Agreement dated as of April 27, 2006 (the “2006 Security Agreement” and, together with the 2005 Security Agreement, the “Security Agreements”) by and among the Company and the Investors listed on Schedule I thereto, and (v) the promissory notes in the aggregate principal amount of $__________ (the “Notes”) issued pursuant to the Note Purchase Agreements.

        This Termination and Release of Stockholder Bridge Notes (the “Termination and Release”) is being delivered pursuant to Section 7.2(i)(vi) of the Agreement and Plan of Merger, dated as of July [ ], 2006, among AudioCodes Ltd., AudioCodes, Inc. (“Parent”), Violet Acquisition Corp. and the Company (the “Merger Agreement”) and shall be for the benefit of the Company, Parent, AudioCodes and Merger Sub. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

        The undersigned hereby acknowledges and agrees as follows:

    1.        Schedule A to this Termination and Release sets forth a list of all Notes held by the undersigned pursuant to the Note Purchase Agreements (the “Released Notes”) and the undersigned does not hold any other notes nor is the Company otherwise indebted to the undersigned.

[Termination and Release]

    2.        In consideration for (i) the payment to the undersigned, by Parent on behalf of the Company, of the portion of the Merger Consideration set forth on Schedule A hereto at the Closing pursuant to Section 2.3(f) of the Merger Agreement, and (ii) the obligation of Parent to pay, to the Stockholder Representative on behalf of the Company, the Additional Amount, if any, under Section 2.4 of the Merger Agreement (the amounts in clauses (i) and (ii) together, the “Payment Obligation”), the undersigned:

        (a) agrees to accept the foregoing consideration in full satisfaction of all amounts due and owing under the Released Notes (including, but not limited to, all principal of and interest on the Released Notes, and all fees, costs and expenses under the Released Notes and applicable Note Purchase Agreements and Security Agreements) and herewith delivers the Released Notes for cancellation by the Company;

        (b) agrees that the Note Purchase Agreements and the Security Agreements to which the undersigned is a party are hereby terminated and shall have no further force or effect;

        (c) waives all appraisal rights that the undersigned may have under Section 262 of the General Corporation Law of the State of Delaware for all shares of capital stock of the Company owned by the undersigned; and

        (d) in its capacity as a holder of the Released Notes and as a holder of securities of the Company, and on behalf of itself and its successors and assigns, irrevocably, unconditionally and completely releases, acquits and forever discharges AudioCodes, Parent, Merger Sub and the Company, each of their affiliates (within the meaning of Rule 405 under the Securities Act of 1933, as amended) (“Affiliates”), and the successors and past, present and future assigns and legal, financial, internal and independent accounting and other advisors and representatives of any of the foregoing (collectively, the “Releasees”) from any past, present or future (to the extent legally permissible under applicable Law with respect to the future), dispute, claim, controversy, demand, right, obligation, liability, action or cause of action of every kind and nature, including any unknown, unsuspected or undisclosed claim or any claim or right that may be asserted or exercised by the undersigned in its capacity as a holder of the Released Notes and a holder of securities of the Company (each, a “Claim”), and irrevocably, unconditionally and completely waives and relinquishes each and every Claim that the undersigned may have had in the past, may now have or may have in the future (to the extent legally permissible under applicable Law) against any of the Releasees, relating to any Contract entered into, and any events, matters, causes, things, acts, omissions or conduct, occurring or existing, at any time on or prior to the Closing Date, including any Claim to the effect that the undersigned is or may be entitled to any compensation, benefits or perquisites from the Company or otherwise arising (directly or indirectly) out of or in any way connected with the undersigned’s relationship with the Company, subject to the limitations set forth below. The release in this paragraph shall be effective as of the Effective Time. In the event that the Merger Agreement is terminated without the Merger having been consummated, the release in this paragraph shall not take effect.

[Termination and Release]

        On behalf of the undersigned and its successors and assigns, the undersigned covenants not to sue any Releasee with respect to any Claims that the undersigned has had, now has or may have at any future time prior to the Closing Date, subject to the limitations set forth below. The covenant not to sue in this paragraph shall be effective as of the Effective Time. In the event that the Merger Agreement is terminated without the Merger having been consummated, the covenant not to sue in this paragraph shall not take effect.

        The release and covenant not to sue contained in this Agreement do not include any release of the undersigned’s rights and benefits, if any, nor include any covenant not to sue to enforce the undersigned’s rights and benefits, if any, (i) to the Additional Amount or to any other right or payment under or in accordance with the Merger Agreement and the Escrow Agreement, or (ii) with respect to any matter against a Releasee arising from such Releasee’s fraud.

[Termination and Release]

        The undersigned has executed this Termination and Release as of the date set forth above.

Very truly yours, By: —————————————— Name: Title

[Individual Signature Page Termination and Release]

        The undersigned has executed this Termination and Release as of the date set forth above.

Very truly yours, [Name of Fund] —————————————— By: ___________________________ Its General Partner

By: —————————————— Name: —————————————— Title: ——————————————

[VC Signature Page Termination and Release]

SCHEDULE A

SCHEDULE OF RELEASED NOTES

[Termination and Release]

EXHIBIT D

NETRAKE CORPORATION

ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
IN LIEU OF SPECIAL MEETING

July 6, 2006

        In accordance with Section 228 of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of Netrake Corporation, a Delaware corporation (the “Company”), the undersigned, constituting the holders of the Company’s outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted, hereby adopt the following resolutions effective as of the date first set forth above:

APPROVAL OF MERGER AND RELATED MATTERS

1. APPROVAL OF MERGER

        a. General; Disclosure of Conflicts of Interest of Board; Disinterested Director Approval

WHEREAS, the Company’s Board of Directors (the “Board”) has considered and approved that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 6, 2006, by and among Audiocodes Ltd., a company organized under the laws of the State of Israel (“Audiocodes”), Audiocodes, Inc., a Delaware corporation (“Parent”), Violet Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company, and related agreements, which agreements provide for, among other things, the merger of Merger Sub with and into the Company (such transaction is referred to herein as the “Merger”); and

WHEREAS, pursuant to Section 144 of the Delaware General Corporation Law, no contract or transaction between the Company and one or more of the officers or directors of the Company (any such party is referred to herein individually as an “Interested Party,” or collectively the “Interested Parties,” and any such contract or transaction is referred to herein as an “Interested Party Transaction”) shall be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors of the Company (the “Board”) that authorized the Interested Party Transaction or solely because the vote of any such director or officer is counted for such purpose, if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by affirmative votes of the majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders; and

WHEREAS, it is hereby disclosed and made known to the stockholders that (i) Ed Olkkola is a director of the Company and may have a financial interest in the Merger as general partner of Austin Ventures VII, L.P. (“Austin Ventures”), which is a holder of the Company’s Series B, Series C, Series D and Series D-1 Preferred Stock, warrants to purchase shares of Series C Preferred Stock and the Company’s Secured Subordinated Convertible Promissory Notes (the “Convertible Notes”), which Convertible Notes, in accordance with the terms of the Merger Agreement, will be repaid and satisfied with a substantial portion of the proceeds to be received in the Merger; (ii) Fred Wang is a director of the Company and may have a financial interest in the Merger as a general partner of Trinity Ventures VIII, L.P., Trinity VIII Side-By-Side Fund, L.P. and Trinity VIII Entrepreneurs’ Fund, L.P. (collectively, “Trinity Ventures”), each of which is a holder of the Company’s Series B, Series C, Series D and Series D-1 Preferred Stock, warrants to purchase shares of Series C Preferred Stock and Convertible Notes; (iii) Eric Rothfus is a director of the Company and may have a financial interest in the Merger as a managing director of TL Ventures V L.P. and TL Ventures V Interfund L.P. (collectively, “TL Ventures”), each of which is a holder of the Company’s Series C, Series D and Series D-1 Preferred Stock and Convertible Notes; (iv) William Kohler is a director of the Company and may have a financial interest in the Bridge Financing as a principal of Prism Venture Partners IV, L.P. (“Prism Ventures”), a holder of the Company’s Series D and Series D-1 Preferred Stock and Convertible Notes; and (v) Bruce Hill is a director of the Company and may have a financial interest in the Merger as a participant in the Company’s Change of Control Incentive Plan, as amended, as a result of which Mr. Hill may be entitled to certain cash payments upon consummation of the Merger, such that Messrs. Olkkola, Wang, Rothfus, Kohler and Hill may be Interested Parties, and the Merger may be an Interested Party Transaction; and

WHEREAS, although each member of the Board may be deemed an Interested Party with respect to the Merger, the full Board, based on, among other things, the factors set forth below, has concluded that the terms and conditions of the Merger are fair to and in the best interests of the Company and its stockholders, and has recommended that the Company’s stockholders approve and authorize the Merger, and the undersigned stockholders of the Company have considered in detail and acknowledge, among other things, the factors set forth below; and

        b. Financial Condition; Necessity of Transaction

WHEREAS, if the Purchaser had not provided the Purchaser Funding (as defined below) to the Company, the Company’s cash resources would have been exhausted on or before June 30, 2006; and

2

WHEREAS, over the past several months, the Company has been in negotiations with the Company’s existing investors and potential new outside investors to obtain venture capital equity financing, convertible debt financing or other transactions to provide working capital to the Company; and

WHEREAS, the Company’s existing investors have been, and currently are, unwilling to invest any additional working capital in the Company, whether in the form of equity securities, debt or otherwise, without the participation of a new outside investor; and

WHEREAS, despite diligent efforts, the Company has been unable to obtain venture capital equity financing, convertible debt financing or other transactions to provide working capital to the Company; and

WHEREAS, the Board has thoroughly apprised the undersigned stockholders of the Company’s financial condition, results of operations, business plan, existing and prospective business and outlook; and

WHEREAS, the Company has been, and the stockholders believe that the Company would be, unable to obtain any type of financing before the Company’s cash resources are exhausted; and

WHEREAS, the Purchaser has provided, and is willing to continue to provide, bridge funding to the Company (the “Purchaser Financing”) in order to allow the Company to continue its operations until the Merger can be completed; and

        c. Market Check

WHEREAS, over the past several months, the Company has, through its independent financial advisors and otherwise, conducted an extensive process to pursue strategic alternatives, including without limitation an exhaustive search for potential acquirers of the Company, and has undertaken extensive efforts to maximize the value of the Company for the benefit of the Company’s stockholders; and

WHEREAS, as a result of such efforts, the Company received two offers for the acquisition of the Company and, based on factors set forth in previous resolutions of the Board, the Board concluded that the terms and conditions of Audiocodes’ term sheet were (and the Board hereby confirms that such terms and conditions, as set forth in the Agreement, are) superior to that of the other potential acquirer; and

WHEREAS, based on the factors set forth above, their review of the two acquisition offers received, the thorough check of the market with respect to an acquisition of the Company and other factors, the undersigned stockholders have concluded that the Merger, pursuant to the terms and conditions of the Agreement, is the best available transaction for the Company; and

3

WHEREAS, after taking into consideration (i) the Company’s distressed financial condition, (ii) the Company’s extensive market check, including the Company’s exhaustive search for potential acquirers, (iii) the willingness of Audiocodes to provide the Purchaser Financing (without which the Company would previously have been, and would currently be, unable to continue its operations or complete the Merger), (iv) Audiocodes’ willingness and readiness to work expeditiously to complete the Merger as soon as reasonably practicable, and (v) certain other factors, the undersigned stockholders hereby deem the Merger to be necessary, advisable and the best alternative available to the Company; and

        d. Best Interests; Approval of Merger

WHEREAS, the undersigned stockholders have further considered, among other things, (i) the fact that the Company will be required to discontinue its operations unless it enters into a strategic transaction, or otherwise obtains working capital, in the immediate future, (ii) the fact that the Company has been unable to obtain financing or enter into a strategic transaction with its existing Preferred Stock investors, a new outside investor or other third party investors or acquirers, (iii) the fact that the Company believes that it would be unable to obtain equity or debt financing from, or enter into a strategic transaction with, its existing investors, outside investors or other third parties that could be completed before its cash resources are exhausted, and (iv) the fact that if the Company does not complete the Merger in the immediate future, the Company could be forced to cease its operations, as a result of which the Company would be able to obtain less value than can be obtained in the Merger; and

WHEREAS, the undersigned stockholders have thoroughly considered the other factors set forth above, and have concluded that the Merger is in the best interests of the Company and its stockholders.

NOW THEREFORE, BASED ON THE FOREGOING, BE IT RESOLVED: That, in light of the factors set forth above, it is in the best interests of the Company and its stockholders that the Company enter into the Agreement and consummate the Merger.

RESOLVED FURTHER: That the Merger is the best alternative available to the Company, that the Board and the officers of the Company have negotiated in the best interests of the Company and all of the stockholders.

RESOLVED FURTHER: That, after careful consideration, and notwithstanding that the Merger may be an Interested Party Transaction, the undersigned stockholders hereby determine that the Merger and the terms and conditions of the Agreement are just, equitable and fair to the Company and that it is advisable and in the best interests of the Company and its stockholders that the Company enter into the Agreement and consummate the Merger, and the undersigned stockholders hereby in all respects approve, ratify and confirm the Agreement and the consummation of the Merger.

RESOLVED FURTHER: That the Merger is fair to the Company and its stockholders, both in terms of (i) the consideration to be paid by Audiocodes and Parent in the Merger as set forth in the Agreement (and notwithstanding that there will be insufficient consideration received in the Merger for any payments to the holders of capital stock of the Company), and (ii) the course of dealing by which it was achieved, and is in the best interests of the Company and all of its stockholders.

4

RESOLVED FURTHER: That the form, terms and provisions of the Agreement, in substantially the form attached hereto as Exhibit A, with such changes as the officers of the Company approve, and the consummation of the Merger and the other transactions contemplated by the Agreement, on the terms set forth therein, are hereby in all respects approved, authorized, adopted, ratified and confirmed.

RESOLVED FURTHER: That the appropriate officers of the Company are authorized to execute the Agreement and to negotiate, approve and execute such agreements, contracts, instruments and definitive documents, including without limitation an Escrow Agreement to be entered into among Audiocodes, Parent, the Sellers’ Representative (as defined in the Agreement) and the escrow agent named therein and the Certificate of Merger to be filed with the Delaware Secretary of State, as are necessary and advisable to consummate the Merger and to obtain such consents, waivers and other approvals necessary to consummate the Merger (collectively, the “Related Documents”), and all of such Related Documents, in the form the officer executing the same shall approve, are hereby in all respects authorized, approved ratified and confirmed.

RESOLVED FURTHER: That all actions heretofore taken by the Board are hereby in all respects approved, authorized, adopted, ratified and confirmed.

[Remainder of Page Intentionally Blank]

5

        By signing below, each stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions.

        Each of the undersigned holders of Common Stock and Preferred Stock of the Company hereby certifies and acknowledges that such stockholder is voting all shares of Common Stock and Preferred Stock such stockholder is entitled to vote with all holders of outstanding shares of capital stock of the Company as a single class.

        Each of the undersigned holders of Series C, Series D and Series D-1 Preferred Stock of the Company also hereby certifies that such stockholder is voting all shares of Series C, Series D and Series D-1 Preferred Stock held by such stockholder, on an as-converted basis, with all holders of outstanding shares of Series C, Series D and Series D-1 Preferred Stock of the Company as a single class, pursuant to and in accordance with Article FOURTH, Section A.4C of the Restated Certificate.

        This Action by Written Consent of the Stockholders in Lieu of Special Meeting may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action and shall be effective as of the date first set forth above. A copy of this action that is signed and delivered by telecopy or other facsimile transmission shall constitute an original, executed written consent.

Stockholders PRISM VENTURE PARTNERS IV, L.P. By: Prism Investment Partners IV, L.P. its General Partner By: Prism Ventures Partners IV L.L.C., its General Partner

By: —————————————— Name: —————————————— Title: ——————————————

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

TL VENTURES V L.P.
By:	TL Ventures V Management L.P., its general partner
By:	TL Ventures V LLC, its manager
By:	________________________________ Name: Title:

TL VENTURES V INTERFUND L.P.
By:	TL Ventures V LLC, its general partner
By:	________________________________ Name: Title:

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

AUSTIN VENTURES VII, L.P.
By:	AV Partners VII, L.P., Its General Partner

By: —————————————— Name: —————————————— Title: ——————————————

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

TRINITY VENTURES VIII, L.P., a California Limited Partnership
By:	TRINITY TVL VIII, LLC, a California limited liability company
By:	________________________________ Fred Wang, Member

TRINITY VIII SIDE-BY-SIDE FUND, L.P., a California limited partnership
By:	TRINITY TVL VIII, LLC, a California limited liability company
By:	________________________________ Fred Wang, Member

TRINITY VIII ENTREPRENEURS' FUND, L.P., a California limited partnership
By:	TRINITY TVL VIII, LLC, a California limited liability company
By:	________________________________ Fred Wang, Member

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

AGAVE CAPITAL II, L.P.
By:	Agave Ventures, L.P. Its General Partner
By:	________________________________ Robert H. Locklear, Jr., President

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY
By:	________________________________ Tyler Edelstein Managing Director, Separate Investments

—————————————— Robert D. Maher

ARKOMA VENTURE PARTNERS VII, L.P. By: —————————————— Name: —————————————— Title: ——————————————

—————————————— Mike McCoy

THE HYDE FAMILY TRUST
By:	________________________________ R. Reid Hyde, Trustee

—————————————— Brian M. Forbes

MADANI FAMILY TRUST
By:	________________________________ Sam Madani, Trustee

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

—————————————— Dan Teal

TAMER CAPITAL, L.P.
By:	________________________________ Ford Tamer, General Partner

ecray, L.P. By: —————————————— Name: —————————————— Title: ——————————————

ecray II, L.P. By: —————————————— Name: —————————————— Title: ——————————————

ecray III, L.P. By: —————————————— Name: —————————————— Title: ——————————————

—————————————— Victor A. Bennett

—————————————— Victoria M. Bennett

—————————————— Joel K. Fontenot

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

Burlington Capital Group By: —————————————— Name: —————————————— Title: ——————————————

Christian and Timbers By: —————————————— Name: —————————————— Title: ——————————————

—————————————— Hamid Ansari

—————————————— Darren Bensley

—————————————— James Bondi

—————————————— Kevin W. Brandon

—————————————— John Bridges

—————————————— John R. Carman

—————————————— Michael W. Carrell

—————————————— Lyman Chapin

—————————————— Billie J. Cottongim

—————————————— Craig J. Cox

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

—————————————— John J. Curreri

—————————————— Ramanamurthy Dantu

—————————————— James R. Deerman

—————————————— Sumit Dhamanwala

—————————————— John Galgay

—————————————— Corey A. Garrow

—————————————— Mohammad Hasson

—————————————— Michael P. Heiberger

—————————————— Mark W. Hervin

—————————————— Bruce Hill

—————————————— Josette M. Hurley

—————————————— Benjamin T. Jenkins

—————————————— Joy John

—————————————— James M. Judd

—————————————— Vishnumoham Kandadai

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

—————————————— Shashi Kanth

—————————————— William T. Kelly

—————————————— Carrie L. Kirby

—————————————— Kay Kwon

—————————————— Christopher Lanzone

—————————————— Milton A. Lie

—————————————— Zhou Lu

—————————————— Kheng K. Ly

—————————————— Thomas Mader

—————————————— Larry G. Maxwell

—————————————— James S. McAuley

—————————————— David McDysan

—————————————— Christopher L. Mobley

—————————————— Greg Mokler

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

—————————————— Pamela S. Morrow

—————————————— Victor Parente

—————————————— William Payne

—————————————— Leland R. Phillips

—————————————— Mark Qi

—————————————— Alicia Quan

—————————————— Aswinkumar V. Rana

—————————————— Mark D. Repman

—————————————— Fred R. Siedenstrang

—————————————— Jing Song

—————————————— Travis E. Strother

—————————————— Michael F. Sullivan

—————————————— Robert A. Sussman

—————————————— Henry Tran

—————————————— David L. Trawick

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

—————————————— William C. Wallace

—————————————— Carrie A. Wrich

—————————————— Yu Xia

—————————————— Joseph C. Ying

—————————————— Feng Zhou

—————————————— Robert Burke

—————————————— Chetan Desai

—————————————— James Dzurisin

—————————————— Hema Rajashekhara

NETRAKE CORPORATION
ACTION BY WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF SPECIAL MEETING

EXHIBIT A

Agreement and Plan of Merger

(see attached)